Exhibit 10.3

Execution Version

DEVELOPMENT AND COMMERCIALIZATION FUNDING AGREEMENT

This Development and Commercialization Funding Agreement (“Agreement”), made effective as of June 10, 2020 (the “Effective Date”), is by and between Reata Pharmaceuticals Inc., a Delaware corporation (“Reata”), and BXLS V – River  L.P. (together with its successors and assigns, “BXLS”), a limited partnership organized and existing under the laws of Delaware (each, a “Party” and collectively, the “Parties”).

WHEREAS, BXLS is in the business of facilitating, among other things, the development and approval of pharmaceutical products and desires to provide financing for the development and commercialization of the Product (as hereafter defined) as a treatment for patients with chronic kidney disease associated with Alport syndrome (“ALPS”), autosomal dominant polycystic kidney disease (“ADPKD”) and associated indications, either alone or in combination with other treatments; and

WHEREAS, Reata has rights to the Product, is conducting clinical trials of the Product in patients with ALPS and ADPKD and would like to enter into an agreement with BXLS to enable BXLS to provide financing for the continued clinical development and commercialization of the Product.

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article 1

DEFINITIONS

1.1Defined Terms.  Initially capitalized terms will have the meaning ascribed to such terms in this Agreement, including the following terms which will have the following respective meanings:

1.1.1“AC” has the meaning ascribed to such term in Section 5.1.1.

1.1.2“AC Chairperson” has the meaning ascribed to such term in Section 5.1.2.

1.1.3“AC Representative(s)” has the meaning ascribed to such term in Section 5.1.1.

1.1.4“Account” is any “account” as defined in the UCC and includes, without limitation, all accounts receivable owing to Reata.

1.1.5“ADPKD” shall have the meaning set forth in the preamble.

1.1.6“Affiliate” means, with respect to a Person, a business entity under common control with, or controlling or controlled by, such Person, with “control” meaning direct or indirect ownership of 50% or more of the voting interest in the applicable Person, and in the case of a

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

partnership, control of the general partner.  Notwithstanding the foregoing, neither The Blackstone Group Inc. (“Blackstone”) nor any of its divisions, including Blackstone Life Sciences Advisors L.L.C., will be deemed to be an “Affiliate” of BXLS.

1.1.7“Alliance Manager” has the meaning ascribed to such term in Section 5.1.5.

1.1.8“ALPS” shall have the meaning set forth in the preamble.

1.1.9“Alternate Remediation Proposal” has the meaning ascribed to such term in Section 5.2.2.1.

1.1.10“Anti-Corruption Laws” means the US Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.

1.1.11“Applicable Law” means the applicable laws, statutes, rules, regulations, guidelines or other requirements of any Governmental Authorities (including any Regulatory Authorities), to the extent legally binding, that may be in effect from time to time in any country or regulatory jurisdiction of the Territory with respect to a given action or activity. For clarity, Applicable Laws will include, as applicable, (a) all laws, regulations and legally binding guidelines, including legally binding GCP, GLP, GMP and ICH guidelines applicable to the conduct of Clinical Trials, (b) all Anti-Corruption Laws, and (c) all applicable data protection and privacy laws, rules and regulations, including, to the extent applicable, the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act of 1996 and the Health Information Technology for Economic and Clinical Health Act and the EU General Data Protection Regulation (2016/679) and similar laws covering the use and storage of personal health information or protected personally identifiable information.

1.1.12“Approval” or “Approved” means (i) the full or accelerated approval of a new drug application (NDA) in the United States by the FDA, or (ii) approval of a marketing authorization application (MAA) in any of the EU5 by the EMA, in each case for the Product for ALPS or ADPKD.

1.1.13“Bardoxolone” has the meaning set forth in Exhibit A.

1.1.14“Bardoxolone IP” means all Intellectual Property that is specifically relating to the Product, and that is owned or otherwise Controlled by Reata.

1.1.15“Bardoxolone IP Collateral” means the Bardoxolone IP and the proceeds thereof (excluding any Accounts and Payment Intangibles arising out of, and proceeds of, the Kyowa Kirin License).

1.1.16“Bardoxolone IP Proceeds Collateral” means with respect to any Accounts and Payment Intangibles (and proceeds thereof) arising out of the Bardoxolone IP Collateral, the portion thereof equal to the then-applicable Royalty Percentage applied to the Net Sales of the Product.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.17“Business Day” means a day that is not a Saturday, Sunday or a US federal holiday.  For the avoidance of doubt, solely with respect to any notice or other communication required to be given or delivered hereunder, limitations on the operations of commercial banks due to the outbreak of a contagious disease, epidemic or pandemic (including COVID-19), or any quarantine, shelter-in-place or similar or related directive, will not prevent a day that would otherwise be a Business Day hereunder from so being a Business Day.

1.1.18“BXLS” has the meaning ascribed to such term in the Preamble.

1.1.19“BXLS Background IP” has the meaning ascribed to such term in Section 11.1.1.

1.1.20“BXLS Collateral” has the meaning set forth in Section 7.2.

1.1.21“BXLS Collateral Account” means the Deposit Account designated as such by Reata pursuant to Section 7.1 into which proceeds of Net Sales shall be deposited in accordance with Section 7.1.

1.1.22“BXLS Collateral Account Assets” means the BXLS Collateral Account and all assets on deposit in the BXLS Collateral Account and the proceeds from such assets on deposit.

1.1.23 “BXLS Development Payment” has the meaning set forth in Section 4.1

1.1.24“BXLS Improvement IP” means any data, results, information, analyses, discoveries, inventions and know-how that (a) is developed or generated solely by BXLS in the course of performing activities under this Agreement, and (b) was not generated with and does not otherwise disclose, use, incorporate, rely upon or specifically relate to the Product or any Confidential Information of Reata.

1.1.25“BXLS Indemnified Parties” has the meaning ascribed to such term in Section 12.1.2.

1.1.26“BXLS Security Period” means the time period commencing upon the Closing Date and ending immediately upon the earliest to occur of (a) such time as Cumulative Payments equal [***]% of the BXLS Development Payment, and (b) the termination of this Agreement pursuant to Article 14; provided, however, that after Cumulative Payments equal [***]% of the BXLS Development Payment, Reata may in its sole discretion terminate the BXLS Security Period by depositing into the BXLS Collateral Account, and/or establishing and maintaining in favor of BXLS a letter of credit in form and substance reasonably satisfactory to BXLS from a financial institution reasonably acceptable to BXLS in an amount equal to the greater of (i) the applicable Cumulative Payment Shortfall for the subsequent [***] period (based on amounts then expected to be deposited to the BXLS Collateral Account for the remaining portion of the current Calendar Year and the pro-rated amounts for the applicable portion of the subsequent Calendar Year) or (ii) the Product Payment projected to be payable by Reata as reasonably determined by

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

mutual agreement by Reata and BXLS for the subsequent [***] period, which amount shall be updated on a quarterly basis to address any changes in such projected Product Payments or the Cumulative Payment Shortfall, as applicable, as reasonably determined by mutual agreement by Reata and BXLS.  Any such  cash on deposit in the BXLS Collateral Account and/or letter of credit (or replacement thereof), as applicable, shall be maintained until the earliest to occur of (a) such time as Cumulative Payments equal [***]% of the BXLS Development Payment, and (b) the termination of this Agreement pursuant to Article 14.

1.1.27“Calendar Quarter” means each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, that, the (a) the first Calendar Quarter shall begin on the Closing Date and end on the last day of the Calendar Quarter in which the Closing Date falls, and (b) the final Calendar Quarter shall end on the last day of the Term.

1.1.28“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, that, (a) the first Calendar Year shall begin on the Closing Date and end on December 31 of the Calendar Year in which the Closing Date falls, and (b) the final Calendar Year shall end on the last day of the Term.

1.1.29“Change of Control” means, (a) a merger, reorganization or consolidation of such Party with a Third Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent, or being converted into or exchanged for voting securities that do not represent, at least 50% of the combined voting power of the voting securities of the surviving entity or the parent corporation of the surviving entity immediately after such merger, reorganization or consolidation, (b) a transaction in which a Third Party becomes the beneficial owner of 50% or more of the combined voting power of the outstanding securities of such Party or (c) the sale or other transfer of all or substantially all of such Party’s business or assets relating to the Product, provided that a Licensing Transaction shall not constitute a Change of Control and a Change of Control will not be deemed to have occurred in the event that the Third Party in any of the foregoing transactions is a venture capital fund, pension fund, investment fund, commercial or investment bank, insurance company, or similar financial institution, in each case that is not then a controlled Affiliate of a company engaged in the development and/or commercialization of pharmaceutical or biotechnology products.

1.1.30“Change of Control Event” means (i) a Change of Control of either Party or (ii) any assignment, transfer or sale by BXLS of all or substantially all of its rights to receive payments under this Agreement to any party other than an Affiliate of BXLS (including any Change of Control of BXLS).

1.1.31“Claim” means any Third Party claim, demand, suit and/or cause of action.

1.1.32“Clinical Investigator” means the principal investigator at each Site.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.33“Clinical Study Plan” means the Protocols or Protocol synopses for the Product Trials, and all material Trial Activities and related Timelines.  The initial Clinical Study Plan is attached hereto as Exhibit B.

1.1.34“Clinical Trials” means a human clinical trial intended to support the regulatory approval or commercialization of a given pharmaceutical or biologic product.

1.1.35“Clinical Update Summary” means a summary of all material information and developments with respect to (a) the progress of each Product Trial, including providing copies of any regulatory submissions or other material communications made to, and material correspondence received from, the FDA, or corresponding governmental authority in a EU5 country with respect to such Product Trials; (b) a summary of the material data and findings from any such Product Trial, when such data is available and ready for release and (c) the final minutes from any material meeting with any Regulatory Authority to the extent related to the Product Trials or any other Clinical Trial for the Product in any Core Indication and (d) the final CSRs from each Product Trial.

1.1.36“Closing” has the meaning set forth in Section 4.1.

1.1.37“Closing Date” has the meaning set forth in Section 4.1.

1.1.38“CMC” means chemistry, manufacturing and controls.

1.1.39“CMC Information” means the CMC information intended or required for the submission of a CTA.

1.1.40“CoC Advance Payment” has the meaning ascribed to such term in Section 6.6.

1.1.41“Collateral Account” has the meaning set forth in Section 7.6(b).

1.1.42“Combination Product” means a product containing the Product together with one or more active ingredients other than Bardoxolone, in a co-formulated fixed dose combination sold for a single price for the entire combination.

1.1.43“Commercial Launch” means, with respect to the Product and a country in the Territory, the first commercial sale to a Third Party of such Product in such country after the receipt of regulatory approval and all commercially necessary pricing and reimbursement approvals allowing the sale of the Product in such country.

1.1.44“Commercialization” or “Commercialize” means the commercial manufacture, marketing, promotion, sale and/or distribution of the Product. For clarity, Commercialization excludes all activities associated with Development and seeking Approval for the Product.

1.1.45“Commercialization Costs” means the costs and expenses actually incurred by Reata or an Affiliate of Reata in the Commercialization of the Product.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.46“Commercialization Plans” means the plans for Commercialization of the Product for ALPS and ADPKD attached hereto as Exhibit C.

1.1.47“Commercialization Update Summary” means a summary of all material information and developments with respect to the Commercialization (including commercial manufacturing plans) for the Product for the Core Indications, which summary may be comprised of materials provided to Reata’s Board or senior management and shall include updated budgets and forecasts (as approved by the Board or otherwise approved by senior management) for such Product.

1.1.48“Commercially Reasonable Efforts” means with respect to the performance of activities under this Agreement by Reata: reasonable, diligent, good-faith efforts to accomplish such activities by Reata, which are consistent with general industry standards for pharmaceutical companies that are developing and commercializing products with similar market potential to the Product with greater than $[***] in annual sales. “Commercially Reasonable Efforts” requires, with respect to a particular task or activity in making, using, selling, offering for sale, importing, exporting, developing (including seeking regulatory approvals or applicable pricing or reimbursement approvals) or otherwise Commercializing the Product, that Reata: (i) promptly assign responsibility for such task or activity to specific suitable employee(s) who are held accountable for progress and monitor such progress on an on-going basis; (ii) set and consistently seek to achieve specific and meaningful objectives for carrying out such task or activity; and (iii) make and implement decisions and allocate financial and other resources in a manner intended to advance progress with respect to such objectives in accordance with established timelines; provided, however, that to the extent that the performance of Reata’s obligations hereunder is adversely affected by the other Party’s breach in performing its obligations hereunder, the impact on Reata of such performance failure will be taken into account in determining whether Reata has used its Commercially Reasonable Efforts to perform any such affected obligations. Notwithstanding the foregoing, Commercially Reasonable Efforts shall not require any action that is likely to cause a fatal, life-threatening, or other adverse safety event, or that would, based upon then-available data, preclude obtaining or maintaining Approval for the Product, or, if Approval of the Product has already been obtained, preclude continued marketing of the Product.

1.1.49“Conditions Precedent” means, as of a specified time, (i) the Approval has occurred and (ii) BXLS has not achieved the IRR Target.

1.1.50“Confidential Information” means, with respect to a given Party, all information and materials provided and/or disclosed (including in written form, electronic form or otherwise) by, or on behalf of, such Party or its Representatives to the other Party, its Affiliates, agents or representatives in connection with this Agreement, including, technical, scientific, regulatory and other information, results, knowledge, techniques, data, analyses, inventions, invention disclosures, plans, processes, methods, know-how, ideas, concepts, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, formulae, specifications, marketing, pricing, distribution, cost, sales, and manufacturing data and descriptions, as well as the terms and conditions of this Agreement which terms and conditions shall be deemed to the Confidential Information of both Parties.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.51“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for any indebtedness of another Person, in each case, directly or indirectly guaranteed, endorsed or co-made by that Person, or for which that Person is directly or indirectly liable; provided that “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

1.1.52“Control” or “Controlled” means (a) for Intellectual Property, a Party’s ability to grant applicable licenses, sublicenses and/or other rights thereunder, and (b) for materials and documents, a Party’s ability to provide, or provide access to, such materials and/or documents, in each case (a)-(b), without violating any contractual obligations to a Third Party. For clarity, if a Party only can grant a license or sublicense and/or provide rights and/or access of limited scope, for a specific purpose or under certain conditions due to an encumbrance, “Control” or “Controlled” will be construed to so limit such license, sublicense, provision of rights and/or access.

1.1.53“Copyrights” means, collectively, all works of authorship, mask works and any and all other registered and unregistered copyrights and copyrightable works, and all applications, registrations, extensions, and renewals thereof.

1.1.54“Core Indications” means each of the following Indications: (i) ALPS, (ii) ADPKD, [***].

1.1.55“CRO” means contract research organization.

1.1.56“CSR” means clinical study report, or other equivalent document or series of materials, constituting a summary report of the clinical and medical data resulting from the Product Trials and prepared for incorporation into submissions seeking Approval for the Product, and includes all statistical analyses per Reata’s statistical analysis plan. Supplements to the CSR, including safety updates, may be prepared at a later stage, following Reata’s instructions.

1.1.57“CTA” means a Clinical Trial Application submitted to a Regulatory Authority, including an investigational new drug application submitted to FDA, the submission of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in the Territory.

1.1.58“Cumulative Minimum Payment Target” means, as of the end of each specified Calendar Year set forth in the table below, the sum of the amounts set forth in the table below for each Calendar Year commencing with 2025 and through such specified Calendar Year; provided that the Cumulative Minimum Payment Target shall be deemed to be $0 at the end of such Calendar Year unless both of the Conditions Precedent have then been met as of the end of such Calendar Year.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

2025	2026	2027	2028	2029
$[***]	$[***]	$[***]	$[***]	$[***]

2030	2031	2032	2033
$[***]	$[***]	$[***]	$[***]

1.1.59“Cumulative Payments” means, at any time of determination, the aggregate Product Payments made by Reata pursuant to this Agreement through and including such time.

1.1.60“Cumulative Payment Shortfall” means, as at any time of determination with respect to any Calendar Year, the excess of (x) the Cumulative Minimum Payment Target for such Calendar Year, over (y) the sum of Cumulative Payments.

1.1.61“Data Room” means that certain electronic data room established by Reata and to which BXLS and/or its advisors were granted access.

1.1.62“Deposit Account” means a deposit account as such term is defined in the UCC.

1.1.63“Development” or “Develop” means internal and external research, development and regulatory activities related to pharmaceutical or biologic products, including (a) the conduct of Clinical Trials, (b) the preparation, submission, review and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support or maintain regulatory approval of a pharmaceutical or biologic product, (c) interacting with Regulatory Authorities in connection with the foregoing and (d) manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies and product manufacturing in support of the foregoing.

1.1.64“Development Costs” means the costs and expenses actually incurred by Reata or an Affiliate of Reata in the Development of the Product in the Core Indications.

1.1.65“Development Program” means the program of clinical Development to be undertaken by Reata to develop the Product and seek Approval for the Product for the Core Indications, in accordance with the terms of this Agreement, including the conduct of the Product Trials as set forth in additional detail in the Clinical Study Plan.  For clarity, the Development Program shall conclude upon the Approval of the Product in each of ALPS and ADPKD in the US and in any EU5 country.

1.1.66“Disclosing Party” has the meaning ascribed to such term in Section 10.1.

1.1.67“Dispute” has the meaning ascribed to such term in Section 15.10.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.68“Effective Date” has the meaning ascribed to such term in the Preamble.

1.1.69“EMA” means the European Medicines Agency; provided that, if Reata, in its sole discretion, elects to seek Approval from a local Regulatory Authority in any of the EU5, references in this Agreement to “EMA” shall be deemed to include references to such local Regulatory Authority.

1.1.70“EU5” means France, Germany, Italy, Spain and the United Kingdom.

1.1.71“Excluded Accounts” means Deposit Accounts exclusively used for payroll, payroll taxes and/or withheld income taxes, and other employee wage and benefit payments to or for the benefit of Reata employees, escrow accounts and trust accounts, in each case entered into in the ordinary course of business and consistent with prudent business practice conduct where Reata holds the funds exclusively for the benefit of one or more unaffiliated third parties, accounts pledged to secure performance (including to secure letters of credit and bank guarantees) to the extent constituting Permitted Liens, and other accounts with funds on deposit not to exceed $[***] in the aggregate at any time.

1.1.72“Excluded Assets” means (i) any license or contract (and any property the subject matter thereof), in each case if the granting of a Lien in such license or contract (or on such property) is prohibited by or would constitute a default under the agreement governing such license or contract (but only to the extent such prohibition is enforceable under Applicable Law, including, after giving effect to Sections 9-406, 9-408 or 9-409 (or any other section) of Division 9 of the IRC); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract (and the property subject thereof), as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “BXLS Collateral”, (ii) real property owned by Reata or any of its Subsidiaries and any leasehold interest in real property, (iii) motor vehicles and other assets subject to certificates of title, (iv) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (after giving effect to the applicable anti-assignment provisions of the UCC or other Applicable Law), (v) Excluded Accounts, (vi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under Applicable Law, (vii) equity interests in joint ventures or Persons that are not wholly-owned Subsidiaries of Reata to the extent the grant of a security interest is not permitted by such entity’s organizational documents or joint venture documents, (viii) any assets (including intangibles) not located in the US to the extent the grant of a security interest therein is restricted or prohibited by Applicable Law or contract (after giving effect to applicable anti-assignment provisions of the UCC or other Applicable Law), (ix) any Accounts and Payment Intangibles arising under, and proceeds  of the Kyowa Kirin License, and (x) any other assets where the cost of obtaining or perfecting a security interest in such assets exceeds the practical benefit to BXLS afforded thereby as reasonably determined by BXLS in consultation with Reata.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.73“Executive Officers” means the executive officers of each of Reata and BXLS identified on Exhibit D.

1.1.74“FDA” means the US Food and Drug Administration and any successor agency thereto.

1.1.75“Force Majeure Event” any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, outbreaks of contagious disease, epidemics, pandemics (including COVID-19) or other natural disasters, weather conditions, sabotage, terrorism, military action or war (whether or not declared) or other force majeure events in the US or any other country or region in the world.

1.1.76“Fundamental Breach by Reata” shall mean (a) a material failure by Reata to use Commercially Reasonable Efforts to Develop and obtain Approval of the Product as required by Section 2.1.1(a) (provided that such shall not be deemed to be a Fundamental Breach by Reata in the event that such failure is due to Program Failure, unless such Program Failure is due to gross negligence on the part of Reata) or (b) Reata or its Affiliates shall materially violate the Anti-Corruption Laws which shall cause a Material Adverse Event.

1.1.77“GAAP” means generally accepted accounting principles in the US, as consistently applied by the applicable Party; provided, however, that for the purpose of the definition of Indebtedness, no effect shall be given to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement) would be required to be treated as a capital lease thereunder where such lease (or arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.

1.1.78“Good Clinical Practices” or “GCP” means all applicable good clinical practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable, (a) the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for Clinical Trials on medicinal products in the EU; (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto; and (c) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity and confidentiality of trial Subjects.

1.1.79“Good Laboratory Practice” or “GLP” means the quality system concerned with the organizational process and the conditions under which laboratory studies are planned, performed, monitored, recorded and reported, in a given country or group of countries including: (a) in relation to the EU, Directive 2004/10/EC as may be amended or replaced from time to time as well as any “Rules Governing Medicinal Products in the European Community”

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Vol III, ISBN 92.825 9619-2 (ex OECD principles of GLP) as amended and applicable from time to time; (b) in relation to the USA, 21 CFR Section 58 (Good Laboratory Practice for Nonclinical Laboratory Studies) as amended and applicable from time to time; and (c) in relation to any other country, the equivalent Applicable Laws in that country as amended and applicable from time to time.

1.1.80“Good Manufacturing Practices” or “GMP” means all applicable good manufacturing practices including, as applicable, (a) the applicable part of quality assurance to ensure that products are consistently produced and controlled in accordance with the quality standards appropriate for their intended use, as defined in European Commission Directive 2003/94/EC laying down the principals and guidelines of good manufacturing practice; (b) the principles detailed in the US Current Good Manufacturing Practices, 21 CFR Sections 210, 211, 601 and 610; (c) the Rules Governing Medicinal Product in the European Community, Volume IV Good Manufacturing Practice for Medicinal Product; (d) the principles detailed in the ICH Q7A guidelines; and (e) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time.

1.1.81“Government Official” is broadly defined as and includes: (a) any elected or appointed government official (e.g., a member of a ministry of health); (b) any employee or person acting for or on behalf of a government official, agency, or enterprise performing a governmental function; (c) any non-US political party officer, employee, or person acting for or on behalf of a non-US political party or candidate for public office; (d) any employee or person acting for or on behalf of a public international organization; (e) all government employees and employees of state-owned enterprises; or (f) any person otherwise categorized as a government official under local law; where “government” is meant to include all levels and subdivisions of non-US governments (i.e., local, regional, or national and administrative, legislative, or executive).

1.1.82“Governmental Authority” means any supranational, federal, national, state or local court, agency, authority, department, regulatory body or other governmental instrumentality.

1.1.83“ICH” has the meaning ascribed to such term in Section 1.1.74.

1.1.84“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services (excluding any trade accounts incurred in the ordinary course of business), such as reimbursement and other obligations for surety bonds and letters of credit; (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations as determined in accordance with GAAP and (d) Contingent Obligations; provided that (i) unsecured obligations to make revenue interest payments or in respect of royalties, in each case that are not guaranteed in amount are not Indebtedness and (ii) payment obligations of Reata under Section 5 of that certain Amended and Restated License Agreement between Reata and AbbVie Ltd., dated October 9, 2019, are not Indebtedness.

1.1.85“Indemnification Claim Notice” has the meaning ascribed to such term in Section 12.2.1.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.86“Indemnified Party” has the meaning ascribed to such term in Section 12.2.1.

1.1.87“Indemnifying Party” has the meaning ascribed to such term in Section 12.2.1.

1.1.88“Independent Expert” has the meaning ascribed to such term in Section 5.2.2.2.

1.1.89“Indication” means a given human disease or condition that is a discrete clinically recognized form.

1.1.90“Initial Approval” means the first full or accelerated approval of a new drug application in the United States by the FDA, the approval of a marketing authorization application in any of the EU5 by the EMA, or similar approval by the applicable Regulatory Authority in any other country in the world other than in the Kyowa Kirin Territory, of the Product for any Indication.

1.1.91“Intellectual Property” means all intellectual property and industrial property rights of any kind or nature throughout the world, including all US and foreign, (a) Patents; (b) Trademarks; (c) Copyrights; (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing; (e) trade secrets and all other confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies; (f) rights of publicity, privacy, and rights to personal information; (g) all rights in the foregoing and in other similar intangible assets; and (h) all applications and registrations for the foregoing.

1.1.92“IP Security Agreement” has the meaning ascribed to such term in Section 7.6.1.1.

1.1.93“IRB” means institutional review board, or its equivalent.

1.1.94“IRC” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder.

1.1.95“IRR Target” means, as of any specified time, BXLS has achieved a Realized IRR of at least [***]%.  For the avoidance of doubt, once the IRR Target has been met as of any specified time, the IRR Target shall be deemed met at all subsequent times.

1.1.96“Kyowa Kirin” means Kyowa Kirin Co., Ltd.

1.1.97“Kyowa Kirin License” means that certain Exclusive License and Supply Agreement, dated as of December 24, 2009, as amended, modified or otherwise supplemented from time to time, by and between Reata and Kyowa Kirin, together with any replacements thereof (whether with Kyowa Kirin or any other entity) for the Kyowa Kirin Territory.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.98“Kyowa Kirin’s Territory” means Japan, China (including Hong Kong and Macao), South Korea, Taiwan, Thailand, Singapore, Philippines, Malaysia, Indonesia, Brunei, Vietnam, Laos, Myanmar and Cambodia.

1.1.99“Licensing Transaction” means a license or sublicense to a Third Party of any of the Reata Restricted Intellectual Property in the US or EU5 to Develop or Commercialize the Product in the US or EU5.

1.1.100“Lien” means a mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind in the nature of a security interest, whether voluntarily incurred or arising by operation of law or otherwise against any property; provided that, for the avoidance of doubt, neither non-exclusive licenses nor customary anti-assignment provisions shall be deemed to be a “Lien”.

1.1.101“Losses” means liabilities, losses, costs, damages, fees and/or expenses (including reasonable legal expenses and attorneys’ fees) payable to a Third Party.

1.1.102“Margin Stock” means “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.

1.1.103“Market Capitalization” means, as of any time of determination, the total number of outstanding shares of Reata’s Class A common stock and Class B common stock multiplied by the closing price per share of the Class A common stock, in each case as of the most recent trading day ending immediately prior to such time.

1.1.104“Material Adverse Event” means an event that has a material adverse effect on (i) the business, operations, or financial condition of Reata; (ii) the prospect of payment of the Product Payments by Reata, or (iii) the development of the Product for ALPS and ADPKD or prospects for Approval of Product for ALPS and ADPKD; provided, however, that none of the following would constitute, and none of the effects of the following would be considered in determining whether there has occurred, a Material Adverse Event: (a) changes in laws or regulations or in the interpretations or methods of enforcement thereof; (b) changes in the pharmaceutical or biotechnology industries in general; or (c) a Force Majeure Event.

1.1.105“Material Anti-Corruption Law Violation” means a violation by a Party or its Affiliate of an Anti-Corruption Law relating to the subject matter of this Agreement that would, if it were publicly known, have a material adverse effect on the other Party or its Affiliate because of its relationship with such Party.

1.1.106“NDA” means a new drug application or similar application submitted to FDA for the purpose of obtaining Approval to market and sell a pharmaceutical product in the US.

1.1.107“Net Sales” means with respect to the Product, the gross amount billed in arm’s-length transactions with respect to the sale, distribution or other transfer of the Product

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

by Reata, any Affiliate of Reata, or any licensee or sublicensee of Reata or an Affiliate of Reata (the “Selling Party”) recorded according to the given Selling Party’s revenue recognition policies and in accordance with GAAP less deductions for: (A) any refunds, credits or allowances actually given or credited to any Third Party due to rejections, defects or returns, (B) any discounts or rebates actually given or credited to such Third Parties, (C) non-income taxes (including VAT), freight, duty or transportation insurance, in each case, solely to the extent specifically invoiced or incurred and (D) any other similar and customary specifically identifiable deductions that have been credited or deducted from the gross amount billed and that are consistent with accepted revenue recognition policies and GAAP, and which may not be duplicative of any other deductions.  Net Sales would not include Net Sales in Kyowa Kirin’s Territory.

The transfer of Product by Reata or one of its Affiliates or (sub)licensees to another Affiliate or (sub)licensee shall not be considered a Net Sale, unless any such (sub)licensee is the end user of the Product.

For the avoidance of doubt, the following shall not result in Net Sales: (i) the disposal of Product for or use of Product in Clinical Trials or under compassionate use, patient assistance, named patient or test marketing programs or non-registrational studies, or other similar programs or studies or testing, (ii) the donation by a Reata, its Affiliates, or (sub)licensees to non-profit institutions or government agencies for a non-commercial purpose, and (iii) the use of a Product by a Party, its Affiliates, or (sub)licensees for Development purposes.

If a Product is sold as a Combination Product, then Net Sales of the Product will be determined on a country-by-country basis by multiplying the actual Net Sales of the Combination Product in the applicable period, by the fraction A/(A+B), where A is the average per unit sale price of the applicable Product when sold separately as a standalone product in finished form in the country in which the Combination Product is sold and B is the average aggregate per unit sale price of the other active ingredients contained in the Combination Product when sold separately as standalone products in finished form in the country in which the Combination Product is sold, in each case during the applicable reporting period or, if sales of stand-alone Product did not occur in such period, then in the most recent reporting period in which arm’s-length fair market sales of such Product occurred.  If such average sale price cannot be determined for the stand-alone Products or the other products, Net Sales for the purposes of determining royalty payments shall be mutually agreed upon by the Parties based on the relative value contributed by each component.

Notwithstanding the foregoing, in the event that the Selling Party is any party other than Reata or its Affiliates, then Net Sales (including Combination Product allocations in connection with such Net Sales) will be calculated based on the corresponding definition of net sales in the applicable license agreement permitting such sales, provided that such definition is commercially reasonable, but subject to challenge by BXLS pursuant to Section 6.8.

1.1.108“Party” or “Parties” has the meaning ascribed to such term in the Preamble.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.109“Patent” will mean patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof.

1.1.110“Payment Intangible” is any “payment intangible” as defined in the UCC and includes, without limitation, all payment intangibles of Reata.

1.1.111“Permitted Indebtedness” means:

1.1.111.1Reata Obligations;

1.1.111.2Indebtedness existing on the Effective Date and disclosed to BXLS prior to the Effective Date;

1.1.111.3Permitted Priority Debt;

1.1.111.4Senior Refinancing Debt;

1.1.111.5Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

1.1.111.6Indebtedness consisting of capital leases and purchase money financing obligations, in each case incurred by Reata or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed $[***];

1.1.111.7Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

1.1.111.8Indebtedness relating to insurance premium financing arrangements.

1.1.111.9Reimbursement obligations in respect of letters of credit and banker’s acceptances (other than letters of credit securing Indebtedness for borrower money or obligations in respect of any royalty or revenue interest sale or financing) in an aggregate amount not to exceed $[***] at any time;

1.1.111.10Intercompany obligations between Reata and its subsidiaries;

1.1.111.11Indebtedness arising out of that certain Lease Agreement dated as of October 15, 2019, between Reata and TC Legacy Phase I Venture, LLC, a Delaware limited liability company, including, for the avoidance of doubt, treatment of such Lease Agreement as a capital lease;

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.111.12other Indebtedness; provided that the aggregate amount of Indebtedness incurred pursuant to this clause shall not to exceed [***]% of the Market Capitalization of Reata measured as of the date of incurrence thereof, or at the option of Reata, as of the date of the entry into a binding commitment for the incurrence or issuance thereof (including in the case of Indebtedness to be incurred in connection with any acquisition, the date of the definitive agreement relating to such acquisition); and

1.1.111.13extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness, provided that the principal amount thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, modified, amended or restated (plus unpaid accrued interest and premium (including tender premium) thereon, any original issue discount on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such extension, refinancing, modification, amendment or restatement).

1.1.112“Permitted Licensing Transaction” means (i) any license or sublicense by Reata or any of Subsidiary to any Third Party that is not a Licensing Transaction, and (ii) any Licensing Transaction in the US or any country in the EU5 with any of the pharmaceutical companies listed on Exhibit E or any other pharmaceutical company whose annual net sales are within the top [***] ([***]) pharmaceutical companies worldwide as of the year prior to date of such Licensing Transaction.

1.1.113“Permitted Liens” means:

1.1.113.1Liens existing on the Effective Date and disclosed to BXLS prior to the Effective Date;

1.1.113.2Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Reata or the applicable Subsidiary maintains adequate reserves on its books and records, provided that no notice of any such Lien has been filed or recorded under the IRC;

1.1.113.3Liens securing capital leases and purchase money financings constituting Permitted Indebtedness, provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within ninety (90) days after, the acquisition, lease, repair, improvement or construction of such property financed or leased by such Indebtedness and (ii) such Liens do not extend to any property of Reata other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

1.1.113.4leases, subleases, non-exclusive licenses and sublicenses granted in the ordinary course of business that do not materially interfere with the business of Reata and its Subsidiaries;

1.1.113.5Interests of lessors and licensors under leases and licenses to Reata or any Subsidiary of real property and personal property;

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.113.6Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to inventory, securing liabilities, and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

1.1.113.7Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

1.1.113.8Liens arising from attachments or judgments, orders, or decrees occurring after the Effective Date in an amount not to exceed, individually or in the aggregate, [***] Dollars ($[***]), under circumstances not constituting or arising from a Fundamental Breach by Reata;

1.1.113.9Liens on, and deposits of, cash and cash equivalents securing bids, contracts, letters of credit constituting Permitted Indebtedness, banker’s acceptances and other similar obligations;

1.1.113.10Liens in favor of custom and revenue authorities arising in the ordinary course of business as a matter of law to secure the payment of custom duties in connection with the importation of goods provided such Liens are restricted to the goods being imported and documents relating thereto;

1.1.113.11Liens on assets of Reata or any Subsidiary, including the Bardoxolone IP Collateral but excluding the BXLS Collateral Account Assets, to secure Permitted Priority Debt and/or Senior Refinancing Debt, provided that the holder of any such Lien shall have executed a customary intercreditor agreement complying with Section 7.4;

1.1.113.12Licenses and sublicenses granted in favor of Reata or any subsidiary;

1.1.113.13(a) Liens on property or equity interests of another Person existing at the time such other Person becomes a Subsidiary or is merged with or into or consolidated with Reata or any Subsidiary; provided that such Liens (i) are not incurred in contemplation thereof and (ii) do not extend to any other property owned by Reata (other than assets and property affixed or appurtenant thereto); (b) Liens on property (including equity interests) existing at the time of acquisition of such property by Reata or any Subsidiary; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition; and (c) Liens granted in replacement of or substitute for, or to secure any refinancing (or successive refinancings), as a whole or in part, of any Indebtedness or other obligation secured by, a Lien referred to in the foregoing clauses (a) or (b); provided that the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.113.14Liens on securities that are the subject of repurchase agreements not prohibited hereunder;

1.1.113.15Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings and other liabilities to insurance carriers;

1.1.113.16Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

1.1.113.17Liens securing obligations in respect of swap, forward, future or derivative transaction or option or similar agreement, provided that such agreements are entered into (a) to hedge or mitigate risks to which Reata has actual exposure (other than those in respect of capital stock), or (b) to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Reata, and in any event are not for purposes of speculation;

1.1.113.18Liens in the nature of the right of setoff in favor of counterparties to non-defaulted contractual agreements with Reata or its Subsidiaries in the ordinary course of business;

1.1.113.19(a) customary Liens incurred to secure ACH Indebtedness, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services, and (b) Liens in favor of financial institutions arising in connection with Reata’s or its Subsidiaries’ Deposit Accounts and/or Securities Accounts held at such institutions;

1.1.113.20 Permitted Licensing Transactions;

1.1.113.21Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Permitted Liens;

1.1.113.22Any encumbrance or restriction (including put and call arrangements) with respect to equity interests of any joint venture, minority investment or similar arrangement pursuant to any joint venture, shareholders, investor rights or similar agreement;

1.1.113.23Liens to secure contractual payments (contingent or otherwise) payable by Reata or its Subsidiaries to a seller after the consummation of an acquisition of a product, business, license or other assets, in an amount not to exceed, individually or in the aggregate, [***] Dollars ($[***]).

1.1.113.24(a) Liens on any assets held by a trustee under any indenture or other debt instrument where the proceeds of the securities issued thereunder are held in escrow pursuant to customary escrow arrangements pending the release thereof;

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.113.25Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by Reata or any of its Subsidiaries with respect to the settlement, satisfaction, compromise or resolution or judgments, litigation, arbitration or other disputes, in an amount not to exceed, individually or in the aggregate, [***] Dollars ($[***]);

1.1.113.26Liens in the nature of a “back-up security interest” on accounts receivables, payment intangibles, royalties and related assets sold in connection with any royalty or revenue interest sale or financing transaction; provided that such Liens shall not extend to the Bardoxolone IP Proceeds Collateral;

1.1.113.27Liens in respect of obligations permitted pursuant to Section 1.1.110.11; and

1.1.113.28Other Liens securing liabilities in an aggregate amount not to exceed [***] Dollars ($[***]).

1.1.114“Permitted Priority Debt” means, from and after the Initial Approval, Indebtedness (exclusive of any Senior Refinancing Debt) in an aggregate principal amount not to exceed [***]% of the Market Capitalization of Reata measured as of the date of incurrence thereof or at the option of Reata, as of the date of the entry into a binding commitment for the incurrence or issuance thereof (including in the case of Indebtedness to be incurred in connection with any acquisition, the date of the definitive agreement relating to such acquisition).  For the avoidance of doubt, Senior Refinancing Debt shall not constitute Permitted Priority Debt.

1.1.115“Permitted Third Party” means any Affiliate, CRO, Site, Clinical Investigator and/or vendor to whom Reata has delegated responsibility or engaged in connection with the Product Trials.

1.1.116“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

1.1.117“Product” means the product described on Exhibit A.

1.1.118“Product Payment” means, individually and collectively, the payments made by Reata to BXLS under the terms of this Agreement (other than expense reimbursements, interest on late payments and indemnification payments made to BXLS pursuant to Section 6.7, Section 6.8, Section 6.11, Article 12 or Section 15.8 and excluding any amounts deposited in the BXLS Collateral Account pursuant to Section 7.1 or otherwise until such amounts are paid to BXLS), whether pursuant to Sections 6.1, 6.2, 6.6, 6.8 or Article 14 or otherwise, and less any over-payments refunded to Reata pursuant to Section 6.2 or Section 6.8.

1.1.119“Product Trials” means each of (a) Reata’s phase 3 Clinical Trial of the Product in patients with ADPKD (FALCON) and (b) Reata’s phase 2/3 Clinical Trial of the Product in individuals with CKD caused by ALPS (CARDINAL), as set forth in the Clinical Study Plan.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.120“Program Failure” means any of the following events: (a) the applicable Regulatory Authorities in both the US and the EU (i) impose a clinical hold on further development of the Product under the Product Trials, which clinical hold is not lifted or removed within [***] or (ii) recommend termination of the Product Trials without leave to amend or restart and such recommendation is not lifted within[***]; (b) the mutual agreement of the Parties that, based on data from the Product Trials, the Product will not be able to achieve Approval by either the FDA or the EMA, (c) a material adverse development or event with respect to the clinical Development of the Product occurs as a result of which the Development Program is substantially unlikely to achieve Approval and as a result of which Reata, following good faith consultation with BXLS, makes a good faith determination to cease continued Development of the Product (which may include for example, (i) that the Product fails to meet its primary endpoint in all of the Product Trials, or (ii) that following completion of the Product Trials, the FDA requires an additional Phase III Clinical Trial as a condition for Approval in ALPS or ADPKD, as applicable, and where incurring the expense of such additional Phase III Clinical Trial would not be commercially reasonable taking into account the actual commercial potential for the Product as then-understood); provided that in the case of (c), Reata (A) has expended Development Costs to Develop the Product in the Core Indications in an amount equal to or exceeding the BXLS Development Payment (or where the conduct of any required additional Clinical Trial would require Reata to incur Development Costs in an amount exceeding the BXLS Development Payment by $[***] or more) and (B) provides to BXLS a written basis for its determination to cease continued Development of the Product, (d) the Product presents a risk of death, a life-threatening condition, or such serious safety or health risks to patients such that, based on then-available data, Reata cannot ethically and in good faith continue to administer the Product to patients or continue to commercialize the Product (if already Approved), (e) the reasonable good faith decision by Reata after consultation with BXLS, based on the recommendation of the independent data safety monitoring board, to halt the Product Trials for safety or futility reasons, or (f) the decision by the FDA not to approve the NDAs for ALPS and ADPKD, provided that Reata has utilized Commercially Reasonable Efforts to obtain Approval.

1.1.121“Proposed Buyout Payment” is defined in Section 6.3.

1.1.122“Protocol” means, with respect to a Clinical Trial, the protocol setting forth the conduct and procedures for such Clinical Trial, as may be modified from time to time.

1.1.123“Realized IRR” means, at any time, the internal pre-tax rate of return realized by BXLS, calculated using the XIRR function in Microsoft Excel, and taking into consideration the amount and date of the BXLS Development Payment made by BXLS and the amounts and dates of Product Payments made to BXLS (excluding any over-payments refunded to Reata pursuant to Section 6.2 or Section 6.8), and assuming that any amounts payable to BXLS pursuant to Sections 6.1.1 and 6.1.2 as of the end of a particular Calendar Year are paid on March 1 of the next Calendar Year, and provided that if any such amounts payable to BXLS pursuant to Sections 6.1.1 and 6.1.2 as of the end of a particular Calendar Year are not paid on or before March 1 of the next Calendar Year, then such unpaid amounts shall not be assumed to have been paid at the end of such Calendar Year.

1.1.124“Reata” has the meaning ascribed to such term in the Preamble.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.125“Reata Background IP” has the meaning ascribed to such term in Section 11.1.1.

1.1.126“Reata Improvement IP” has the meaning ascribed to such term in Section 11.1.2.

1.1.127“Reata Indemnified Parties” has the meaning ascribed to such term in Section 12.1.1.

1.1.128“Reata Intellectual Property” has the meaning ascribed to such term in Section 11.1.2.

1.1.129“Reata Obligations” means all indebtedness, liabilities and other obligations of Reata to BXLS under or in connection with this Agreement and any other documents executed in connection herewith, including all amounts payable to BXLS pursuant to Article 6 hereof, all interest accrued thereon, all fees and all other amounts payable by Reata to BXLS thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Reata of any bankruptcy or insolvency proceeding naming such individual or entity as the debtor in such proceeding, but excluding obligations under the Stock Purchase Agreement.

1.1.130“Reata Restricted Intellectual Property” means Reata Intellectual Property that is necessary for the Approval, manufacture, use, marketing, sale or import of the Product.

1.1.131“Receiving Party” has the meaning ascribed to such term in Section 10.1.

1.1.132“Recipient Party” has the meaning ascribed to such term in Section 6.10.

1.1.133“Regulatory Authority” means, in a particular country or regulatory jurisdiction in the Territory, any applicable Governmental Authority involved in granting approval to initiate or conduct clinical testing in humans, for Approval, including (a) FDA and (b) EMA and for each of (a) and (b), including any successor thereto.

1.1.134“Representatives” means, with respect to a Party, such Party’s Affiliates and its and their respective officers, directors, employees, agents, representatives, consultants and, as applicable, its Permitted Third Parties engaged in connection with the subject matter of this Agreement.

1.1.135“Research Results” means all data, results, information, analyses, discoveries, inventions and know-how arising, or resulting from, the Clinical Trials relating to the Product, the CMC activities relating to the Product and/or the exercise by, or on behalf of, Reata of its rights and obligations hereunder.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.136“Royalty Percentage” means the percentage of Net Sales payable as Product Payments pursuant to Section 6.1.

1.1.137“Royalty Stepdown” means, as applicable, the stepdown of the Royalty Percentage from [***]% to [***]% pursuant to Section 6.1.1.

1.1.138“SEC” has the meaning ascribed to such term in Section 3.5

1.1.139“Securities Account” means a securities account as such term is defined in the UCC.

1.1.140“Senior Loan Agreement” means that certain Amended and Restated Loan and Security Agreement dated as of June 14, 2018 among Oxford Finance LLC, Silicon Valley Bank and Reata, as amended by the First Amendment to Amended and Restated Loan and Security Agreement dated as of October 9, 2010.

1.1.141“Senior Refinancing Debt” means Indebtedness incurred to refinance in its entirety (other than contingent indemnity obligations), or in replacement of, and in any event in an amount not to exceed, (i) the Indebtedness (including unpaid accrued interest, penalties and fees thereon) under the Senior Loan Agreement (or any successive refinancing or replacement thereof), plus (ii) premium (including tender premium), and any committed or undrawn amounts associated therewith and any original issue discount on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such refinancing or replacement Indebtedness in an amount not to exceed $[***] in the aggregate, whether incurred concurrently or subsequent to any repayment of such Indebtedness; provided that the outstanding principal amount of such Indebtedness in the case of clauses (i) and (ii) shall not exceed $[***] in the aggregate.  For the avoidance of doubt, Permitted Priority Debt shall not constitute Senior Refinancing Debt.

1.1.142“Serious Safety Issue” means any SUSAR or series of SUSARs directly related to or caused by the administration of the Product in any Clinical Trial where such SUSAR or series of SUSARs substantially diminishes the probability of receiving Approval for the Product, or results in a Regulatory Authority imposing a clinical hold on further development of the Product which clinical hold is not lifted or removed within [***].

1.1.143“Site” means each clinical trial site for a Product Trial.

1.1.144“Stock Purchase Agreement” means the Common Stock Purchase Agreement by and between Reata and BXLS, attached hereto as Exhibit F.

1.1.145“Subject” means a human subject participating in a Product Trial.

1.1.146“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which Reata or a Subsidiary of Reata owns or controls 50% or more of the outstanding voting securities.

1.1.147“SUSAR” means a suspected unexpected serious adverse reaction, without regard to causality, that is life-threatening (i.e., causes an immediate risk of death) or that

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

results in any of the following outcomes: death; in-patient hospitalization or prolongation of existing hospitalization; persistent or significant disability or incapacity (i.e., substantial disruption of the ability to conduct normal life functions); or a congenital anomaly or birth defect. For clarity, a planned medical or surgical procedure is not, in itself, a SUSAR.

1.1.148“Term” has the meaning ascribed to such term in Section 14.1.

1.1.149“Territory” means the US and the EU5.

1.1.150“Third Party” means any Person other than Reata, BXLS and their Affiliates.

1.1.151“Third Party Infringement” means any actual or threatened infringement, misappropriation, or other violation by a Third Party of any Intellectual Property owned or Controlled by Reata, including the Reata Intellectual Property, arising from the making, using, offering to sell, selling, or importing of a product that is or would be competitive with the Product.

1.1.152“Third Party Licenses” means such agreements between Reata or a Reata Affiliate with a Third Party that grant rights or licenses to Reata or its Affiliates pertaining to the Development, manufacture, use, sale, distribution, or other Commercialization or exploitation of one or more Products for any or all Indications.

1.1.153“Timeline” means, as applicable, the target date (or date range) for completion for a given Trial Activity set forth in the Clinical Study Plan.

1.1.154“Trademarks” means, collectively, all registered and unregistered marks, trade dress rights, logos, taglines, slogans, Internet domain names, web addresses, and other indicia of origin, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals thereof, selected for use on the Product.

1.1.155“Trial Activity” shall mean each substantial Development activity for the Product set forth in the Clinical Study Plan.

1.1.156“UCC” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Delaware; provided, that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; and provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, BXLS’s security interest on any BXLS Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions relating to such provisions.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.1.157“US” or “USA” means the US of America, its territories and possessions, including Puerto Rico.

1.1.158“Withholding Party” has the meaning ascribed to such term in Section 6.10.

1.2Construction.  For purposes of this Agreement: (1) words in the singular will be held to include the plural and vice versa as the context requires; (2) the words “including” and “include” will mean “including, without limitation,” unless otherwise specified; (3) the terms “hereof,” “herein,” “herewith,” and “hereunder,” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (4) all references to “Section” and “Exhibit,” unless otherwise specified, are intended to refer to a Section or Exhibit of or to this Agreement; (5) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”, (6) words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders; (7) unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms hereof, and include any annexes, exhibits and schedules attached thereto; (8) reference to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor; (9) references to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein), and any references to a Person in a particular capacity excludes such Person in other capacities; (10) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding;” and (11) where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly.

Article 2

THE DEVELOPMENT PROGRAM

2.1The Development Program.

2.1.1Development and Approval Diligence.  Reata will use Commercially Reasonable Efforts: (a) to Develop and obtain Approval for the Product in ALPS and ADPKD in (i) the United States and (ii) the EU5; and (b) to complete the Trial Activities set forth in the Clinical Study Plan in accordance with the Timelines set forth therein and (c) following the receipt of Approvals for the Product in ALPS and ADPKD in (i) the United States or (ii) the EU5 to Develop and obtain Approval for the Product in the Core Indications in the United States, EU5, and in other major markets as soon as commercially reasonable.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

2.1.2Compliance with Laws.  Reata shall perform its obligations hereunder in compliance with all Applicable Laws in all material respects.  Reata shall use all reasonable efforts to include obligations in its agreements with any Permitted Third Party or other material service providers or vendors engaged to Develop or Commercialize the Product to comply in all material respects with all Applicable Laws to the extent relevant to the activities to be performed by such Third Party, and shall enforce any material known non-compliance by any such Third Party to the extent such non-compliance would be reasonably likely to result in a Material Adverse Event.

2.2Changes to the Development Program.  The Development Program may be updated from time-to-time as reasonably determined by Reata to be necessary or desirable subject to Section 5.2. BXLS shall be entitled to comment on the conduct of the Development Program through the AC and Reata will give reasonable consideration to BXLS’s suggestions relating to the Development of the Product, including suggestions for changes to the Development Program. Reata will provide the AC with summaries of material changes to the Development Program at AC meetings as described in Article 5. Any changes to the Development Program requiring the approval of the AC pursuant to Section 5.2.2 shall be subject to approval by the AC pursuant to such Section.

2.3Performance; Delegation. Reata may perform and discharge any of its obligations hereunder either itself or through one or more Affiliates (subject to Section 15.1) or Third Party(ies) provided that (a) Reata has reasonably determined that each such Third Party can competently perform such obligations in compliance with Applicable Laws, (b) the terms of any agreement with any such Third Party will be consistent with the terms of this Agreement and (c) Reata will remain primarily responsible for all its obligations under this Agreement (including the obligations to comply with Applicable Laws, as set forth in Section 2.1.2, notwithstanding any delegation to an Affiliate or to any Third Party).

Article 3

DEVELOPMENT PROGRAM RESPONSIBILITIES; Reporting Requirements; COMMERCIALIZATION

3.1Product Manufacturing and Supply.  As between the Parties, and subject to the terms of this Agreement, Reata shall be solely responsible for the manufacture and supply of Product required for the conduct the Product Trials in accordance with all Applicable Laws.  Reata will promptly inform the AC in the event that any material issue arises in relation to such supply that would result in a supply shortfall that would reasonably be expected to cause a material delay in the Timeline.

3.2IRBs and Ethics Committees and Registration.  As between the Parties, and subject to the terms of this Agreement, Reata will be solely responsible for the conduct of any Clinical Trials, including the Product Trials, including all activities reasonably required in the conduct of the same, and specifically including (a) obtaining or maintaining any approvals from any applicable IRBs, and Regulatory Authorities required for the conduct of the Product Trials, (b) responding to all queries from any IRBs and other ethics committees related to the Product Trials

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

and (c) registering, maintaining and updating any registries pertaining to the Product Trials to the extent required by any Applicable Laws, including www.clinicaltrials.gov.

3.3Clinical Update Summary; Additional Requests.  Prior to the completion of the Development Program and unless a Change of Control Event has occurred, Reata shall provide BXLS at meetings of the AC (or in advance of such meetings as part of the information that may be distributed to AC members prior to such meetings or, if no such meeting is held in a Calendar Quarter, directly to BXLS) at least once during each Calendar Quarter the Clinical Update Summary.  In addition, during the Development Program, Reata will provide BXLS with copies or summaries of material documents, data and information Controlled by Reata which are reasonably requested by BXLS and reasonably useful or necessary for BXLS to remain informed of and up to date regarding the progress of the Development Program or to understand the information provided in any Clinical Update Summary or otherwise through the AC.  For clarity, Reata will remain the sole owner of, and will retain all right, title and interest in, to and under all such information any materials provided to BXLS, which shall be Reata’s Confidential Information.  The Parties understand and agree that if Reata is unable to obtain any of the foregoing information from any counterparty to any Third Party License, that Reata will not be obligated to provide such information unless and until Reata is in possession and Control of such information.  In such event Reata will use Commercially Reasonable Efforts to obtain such possession and Control, which would be required to be included by Reata in the next to occur Clinical Update Summary.  Reata will use Commercially Reasonable Efforts to include in any Third Party License obligations requiring the relevant counter-party to provide updates on any Clinical Trial of the Product to allow Reata to provide such information to BXLS as contemplated hereunder.

3.4Additional Development and Regulatory Reporting.

3.4.1SUSARS.  Reata will promptly inform BXLS of any Serious Safety Issue following its awareness of the same.

3.4.2Recalls.  Reata will promptly inform BXLS of the initiation by Reata or any Regulatory Authority of a recall, suspension, or withdrawal of a Product after commencement of a Product Trial.

3.4.3MAEs.  Reata will provide BXLS with notice of the occurrence of any Material Adverse Event as soon as reasonably possible after becoming aware of the same.

3.5Reata Company Information.  Unless and until a Change of Control Event has occurred, Reata will provide BXLS (i) to the extent not filed with the Securities and Exchange Commission (the “SEC”) within [***] of the end of each Calendar Quarter (other than the fourth quarter of any Calendar Year), copies of its quarterly financial statements, (ii) to the extent not filed with the SEC within [***] of the end of each Calendar Year, copies of its audited annual financial statements, (iii) within [***] after approval, by Reata’s Board of Directors, annual budgets and annual financial projections (and any approved revisions of the foregoing) and (iv) promptly after request, any information reasonably related to the financial condition, operation or future prospects of Reata reasonably requested by BXLS.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

3.6Commercialization.

3.6.1Responsibility. Subject to the terms of this Agreement, as between the Parties, Reata will have the sole right to conduct, or have conducted, all Commercialization activities relating to the Product its own cost.

3.6.2Commercialization Diligence.  Reata shall use Commercially Reasonable Efforts to (a) Commercialize the Product in each country in the Territory where the Product is Approved, and (b) maximize Net Sales of the Product in each major market.  The Parties understand and agree that Commercially Reasonable Efforts with respect to a particular country or Indication will change over time, reflecting changes in the status of each Product in each Indication, as applicable, and the applicable country(ies) involved.

3.6.3Commercialization Update Reports.  Following Approval of the Product and unless a Change of Control Event has occurred, Reata shall provide BXLS at meetings of the AC (or in advance of such meetings as part of the information that may be distributed to AC members prior to such meetings or, if no such meeting is held in a Calendar Quarter, directly to BXLS) at least once during each Calendar Quarter, with the Commercialization Update Summary.  The Parties understand and agree that if Reata is unable to obtain any of the foregoing information from any counterparty to any Third Party License, that Reata will not be obligated to provide such information unless and until Reata is in possession and control of such information, In such event Reata will use Commercially Reasonable Efforts to obtain such possession and Control, which would be required to be included by Reata in the next to occur Commercialization Update Summary.  Reata will use Commercially Reasonable Efforts to include in any Third Party License obligations requiring the relevant counter-party to provide updates on any material Commercialization activities for the Product to allow Reata to provide such information to BXLS as contemplated hereunder.

Article 4

BXLS payment for DEVELOPMENT and commercialization

4.1Development Funding.  Subject to the terms and conditions hereof, BXLS will pay to Reata $300,000,000 (the “BXLS Development Payment”) on a date within ten (10) Business Days from the Effective Date (the “Closing”, and the date of such Closing, the “Closing Date”) with such funding to be used by Reata to fund Development Costs and Commercialization Costs.

4.2Closing Conditions.

4.2.1Mutual Conditions.  The obligation of each Party to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by Applicable Law):

4.2.1.1no Applicable Law shall have been enacted or promulgated, and no Action shall have been taken, by any Governmental Authority of competent jurisdiction

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and

4.2.1.2there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

4.2.2BXLS's Conditions.  The obligation of BXLS to make the BXLS Development Payment on the Closing Date shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by BXLS in writing, in whole or in part, to the extent permitted by Applicable Law):

4.2.2.1The representations and warranties of Reata contained in this Agreement that are qualified by materiality or Material Adverse Event shall be true and correct when made and as of the Closing and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing, in each case as though made at and as of the Closing  (except that representations made as of a specific date shall be required to be true and correct as of such date only);

4.2.2.2The obligations under the Senior Loan Agreement (other than contingent indemnification obligations for which no claim has been asserted) shall have been (or concurrently with the making of the BXLS Development Payment on the Closing Date shall be) repaid or satisfied and discharged, and in connection therewith all guarantees and liens shall have been released, as evidenced by documentation (including a customary payoff letter) in form and substance reasonably acceptable to BXLS; and

4.2.2.3BXLS shall have received all documents reasonably requested by BXLS and required to be delivered or filed under Sections 7.1, 7.2, 7.3 and 7.6 in order to establish a valid and perfected security interest in the BXLS Collateral in accordance with the terms of this Agreement (provided no actions to perfect the security interests in the BXLS Collateral and no actions to grant or perfect any such security interests in respect of any foreign BXLS Collateral shall be required for the Closing other than the filing of a financing statement in the state of Delaware).

4.2.3Reata's Conditions.  The obligation of Reata to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of the following conditions (which may be waived by Reata in writing, in whole or in part, to the extent permitted by applicable Law):

4.2.3.1the representations and warranties of BXLS contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing, in each case as though made at and as of the Closing  (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

4.2.3.2BXLS shall have paid, or shall concurrently pay, the BXLS Development Payment; and

4.2.3.3The Equity Closing shall have occurred.

4.3Effect of Closing. The provisions set forth in Article 2, Article 3, Article 5, Article 6, Article 7 (excluding Section 7.7), Article 8, Article 9, and Sections 11.2, 11.4 and 12.3 of this Agreement shall become effective on the Closing Date.  For the avoidance of doubt, such provisions shall have no effect prior to the Closing  Date or if the Closing does not occur for any reason.

Article 5

GOVERNANCE

5.1Alliance Committee.

5.1.1Representatives.  Within [***], the Parties will establish an alliance committee to oversee the Development and Commercialization of the Product in an advisory capacity (the “AC”). Each Party initially will appoint [***] representatives to serve as representatives to the AC (the “AC Representatives”), with each AC Representative having knowledge and expertise regarding developing products similar to the Product and sufficient decision-making authority within the applicable Party to make decisions on behalf of such Party within the scope of the AC’s decision‑making authority and, if any such representative is not an employee of the appointing Party, such representative shall execute a confidentiality agreement in form and substance acceptable to the other Party (and, for the avoidance of doubt, the appointing Party shall remain responsible to the other Party for any noncompliance by such representative with such confidentiality obligations). Each Party may replace its AC Representatives at any time upon written notice to the other Party.

5.1.2Chairperson.  The AC chairperson (“AC Chairperson”) shall be designated from the Parties’ AC Representatives and shall serve for a term of [***]. BXLS shall appoint the first AC Chairperson and subsequent appointments will rotate on an annual basis between Reata and BXLS. The AC Chairperson will be responsible for drafting and circulating its Party’s draft agenda and ensuring minutes are prepared by its respective Party.

5.1.3Meetings.  From the Closing Date, through the date of the Approval in both the US and the EU5, the AC will meet at least once per Calendar Quarter (and for clarity, such meetings are intended to be conducted via teleconference) unless the Parties mutually agree otherwise.

5.1.4Participants; Voting. The AC may invite individuals who are not AC Representatives to participate in AC meetings; provided that (a) [***] of both Parties consent to such non-member’s participation; and (b) such non-member has executed a confidentiality

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

agreement in form and substance acceptable to the non-inviting Party (and, for the avoidance of doubt, the inviting Party shall remain responsible to the non-inviting Party for any noncompliance by such individual with such confidentiality obligations). For clarity, such non-members will have no voting rights at the AC.

5.1.5Alliance Managers.  Each Party shall appoint an individual to act as an alliance manager for such Party (each, an “Alliance Manager”) by providing the name and contact information for the Alliance Manager to the AC. Each Party may change its Alliance Manager from time to time in its sole discretion upon written notice to the other Party. The Alliance Managers shall be the primary point of contact for the Parties regarding the activities contemplated by the Agreement, and the Parties shall use reasonable efforts to ensure that any requests for information and data made outside of the AC are made through the Alliance Mangers. The Alliance Managers shall attend all meetings of the AC. For clarity, the Alliance Managers may also be members of the AC.

5.1.6Costs of AC.  Each Party will bear its own expenses relating to the meetings and activities of the AC.

5.2AC Responsibilities and Decision-Making.

5.2.1Responsibilities (Review and Discuss).  Other than to the extent specifically set forth in Sections 5.2.2 and 5.2.3, the AC is not a decision-making body, but rather an advisory and informational body. The AC’s core responsibilities will include reviewing and discussing (but not approving) the following:

5.2.1.1the conduct of the Development Program, including (i) overall strategic direction, (ii) developing strategies to maximize the value of the Product for the treatment of the Core Indications, and (iii) reviewing and commenting on the Clinical Study Plan and Commercialization Plans;

5.2.1.2material changes in the Development Program that do not require approval pursuant to Sections 5.2.2 or 5.2.3 below, including material changes that are required by, or made to respond to comments from, a Regulatory Authority;

5.2.1.3Clinical Update Summary and Commercialization Update Summary;

5.2.1.4Prior to and following completion of the Development Program, updates regarding material Development plans or events for the Product in any Core Indication other than ALPS or ADPKD.

5.2.1.5Reata’s forecast of the estimated timeline (on at least a quarterly basis) for Commercial Launch with respect to the Product for the Core Indications; or

5.2.1.6any other matters the Parties mutually agree will be, or are expressly provided in this Agreement to be, reviewed and discussed by the AC.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

5.2.2Responsibilities (Review and Approve).  The AC shall be tasked with discussing and approving (in each case, such approval not to be unreasonably withheld, conditioned or delayed): (i) the Timeline Remediation Plan as set forth in Section 5.2.2.1 below, provided that such approval rights set forth in Section 5.2.2.1 shall lapse on [***], and (ii) material changes to the Development Plan as and to the extent set forth in Section 5.2.3; provided, that such approval rights set forth in Section 5.2.3 shall lapse upon [***], or as otherwise set forth in Section 5.2.3, as applicable.

5.2.2.1Timeline Remediation Plan.  If Reata fails to, or reasonably knows that it will not, complete a Trial Activity within the specified Timeline for such Trial Activity, Reata will promptly notify the AC, and, unless the AC’s approval rights have lapsed pursuant to Section 5.2.2, then: if Reata has failed to, or knows that it will not, complete (a) any Trial Activity within [***] of the expected Timeline for such Trial Activity, or (b) the final Trial Activity set forth in the Clinical Development Plan within [***] of the Timeline for such final Trial Activity, then, in either case of (a)-(b), Reata will provide the AC with a written remediation plan detailing the means by which, and a target date by which, Reata expects to be able to complete the relevant Trial Activities (each, a “Timeline Remediation Plan”). Following receipt thereof, the AC Representatives will discuss and consider in good faith such Timeline Remediation Plan, and if the AC approves such Timeline Remediation Plan (such approval not to be unreasonably withheld, conditioned or delayed), the AC will provide Reata with written notice thereof. Reata will use Commercially Reasonable Efforts to carry out the activities set forth in the Timeline Remediation Plan, and Reata will be required to update the AC of its progress with respect thereto.  If the AC does not approve the Timeline Remediation Plan, then BXLS’s representatives on the AC shall (i) provide a written justification to Reata for such refusal and (ii) propose an alternate timeline remediation plan setting forth the means by which, and a target date by which, it expects Reata to be able to complete the relevant Trial Activities (the “Alternate Remediation Proposal”). The Parties shall negotiate in good faith for a period of [***], and if the Parties cannot agree on a final Timeline Remediation Plan, then either Party may refer the matter for final resolution pursuant to Section 5.2.2.2.

5.2.2.2Expedited Resolution by Independent Expert.  If the AC does not approve a Timeline Remediation Plan or the Alternate Remediation Proposal, and the Parties are unable to reach mutual agreement within the period specified in the last sentence of Section 5.2.2.1, then, upon the written request of either Party, the determination of whether to approve the initially proposed Timeline Remediation Plan or the proposed Alternate Remediation Proposal shall be referred to an independent Third Party expert in the field of drug development and commercialization who is (i) acceptable to both Parties or (ii) if the Parties fail to agree on an independent Third Party expert in accordance with the preceding clause (i), an independent Third Party expert in the field of drug development and commercialization selected by the ICC International Centre for ADR in accordance with the Rules for the Appointment of Experts and Neutrals of the International Chamber of Commerce (the “Independent Expert”).  The sole authority of the Independent Expert will be to (A) set a schedule for expedited dispute resolution, (B) request supporting documentation from each Party with respect to their proposed Timeline Remediation Plan or Alternate Remediation Proposal, as applicable, and (C) select, on the basis of which plan is more reasonable (taking into account the Parties respective rights and obligations under this Agreement and their rights in and to the Product and the Net Sales thereof (including

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

the right to receive the Product Payments)) either the (1) the Timeline Remediation Plan or (2) the Alternate Remediation Proposal in its entirety (i.e. the Independent Expert shall not be able to select any middle ground proposal).  Unless otherwise agreed by the Parties, the Independent Expert’s determination shall be final and binding upon the Parties and Reata will be obligated to perform the tasks set forth in the selected plan, and use Commercially Reasonable Efforts to complete such tasks in accordance with the timelines set forth therein.  Unless otherwise agreed by the Parties, the Independent Expert shall be required to make his or her determination within [***] after his or her selection as the Independent Expert.  The Party who’s plan is not selected shall pay the costs of the Independent Expert.

5.2.3BXLS Approval. Until such time as Reata shall [***], the approval of the AC Representatives of BXLS (such approval not to be unreasonably withheld or delayed) shall be required (a) in connection with any change in the Development Program that would materially decrease the likelihood of obtaining or materially increase the timeline for obtaining an Approval in the US or the EU5 and that is either (i) a change to the lead Indication of a Product Trial; or (ii) a change to any primary endpoint of the Product Trials as set forth in the Clinical Study Plan, in either case of (i) and (ii) where such change is not required by, or made to respond to comments from, a Regulatory Authority, and (b) the addition of any new Clinical Trial by Reata that is reasonably likely to result in a Serious Safety Issue that would significantly reduce the likelihood of Approval or result in a drug product label that would significantly reduce the commercial potential of the Product, provided that such approval shall not be required for a Clinical Trial seeking Approval for [***] Indications, unless such Clinical Trial would utilize safety exclusion criteria less restrictive from those set forth on Exhibit G-1, with respect to [***], or Exhibit G-2 with respect to [***], and provided that the Protocol for such Clinical Trial has been accepted by the FDA, EMA, or the Pharmaceuticals and Medical Devices Agency (PMDA).  In the event that Reata shall [***], such approval shall not be required with regard to any change to the Development Program that applies specifically with regard to obtaining Approval in such country.

5.2.4Limitation on Authority.  Notwithstanding anything to the contrary set forth in this Agreement, the AC will have no authority to (x) amend, modify or waive compliance with this Agreement, (y) resolve any dispute concerning the validity, interpretation, construction of, or breach of this Agreement or (z) require that either Party take any action (or refrain from taking any action) that would cause it to breach any agreement to which such Party is a party as of the Closing Date or cause such Party to be in violation of Applicable Law.

5.2.5Decision-Making.  Reata shall retain sole decision-making authority over all matters within the scope of the AC’s oversight other than the matters described in the foregoing Section 5.2.2 and 5.2.3. The unanimous approval of the AC will be required with respect to all matters within its decision-making authority as described in the foregoing Section 5.2.2. The AC Representatives of each Party will collectively have one (1) vote (with the result that each Party (rather than the individual AC Representatives) has one vote). If the AC cannot reach consensus on any matter for which approval is required under Section 5.2.3, then neither party shall have the final decision-making authority, and absent agreement at the AC, the status quo shall persist with respect to such matter, subject to Section 5.2.4.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

5.2.6Disbandment of the AC.  The AC will terminate immediately at Reata’s option upon delivery of written notice by Reata to BXLS, provided that such dissolution notice may only be provided following the occurrence of any of the following: (i) [***], (ii) the date that Cumulative Payments equal [***]% of the BXLS Development Payment or (iii) any assignment transfer or sale by BXLS of all or substantially all of its rights to receive payments under this Agreement to any party other than an Affiliate of BXLS (including any Change of Control of BXLS). Upon the termination of the AC, the AC will thereafter have no further authority or meetings with respect to the activities hereunder, and Reata shall not have any additional obligations to provide information to the AC, but for clarity, shall continue to provide all Product Payment reports, as required pursuant to Section 6.5.

Article 6

PAYMENTS TO BXLS

6.1Tiered Bardoxolone Payments.  Subject to the remainder of this Section 6.1, Reata will pay to BXLS the following Royalty Percentage of aggregate Calendar Quarter worldwide Net Sales of the Product as follows:

6.1.1Provided that the BXLS Development Payment has been made, following the receipt of Initial Approval, Reata will pay to BXLS [***]% of Net Sales of the Product until (a) if the Product does not receive Approval for ADPKD in the United States on or before [***] (in which case Section 6.1.2 shall apply following such date), or (b) if the Product does receive Approval for ADPKD in the United States on or before [***], the date that Cumulative Payments equal [***]% of the BXLS Development Payment.  Solely in the case that subsection (b) applies, following the date that Cumulative Payments equal [***]% of the BXLS Development Payment, Reata will pay to BXLS a lower royalty of [***]% of Net Sales of the Product (as opposed to [***]% of such Net Sales) in perpetuity for so long as the Product is being sold by or on behalf of Reata or its Affiliates (for the avoidance of doubt, with a BXLS Development Payment of $[***], the Royalty Stepdown will occur when Product Payments reach an aggregate of $[***]).

6.1.2If the Product has received Initial Approval, but does not receive Approval for ADPKD in the United States on or before [***], then commencing on [***], and continuing until December 31, 2033, Reata will pay to BXLS [***]% of Net Sales of the Product (in lieu of any payment pursuant to Section 6.1.1); provided that if, at any point during the period commencing with the Calendar Quarter ending [***] and ending with the Calendar Quarter ending [***], the aggregate Net Sales of the Product during any [***] consecutive Calendar Quarters exceeds $[***], the Royalty Percentage shall be decreased to [***]% of Net Sales (as opposed to [***]% of such Net Sales) commencing on the first day of the next Calendar Quarter (for example, if the threshold has been met as of [***], such decrease shall take effect as of [***]). For the avoidance of doubt, (i) such adjustment shall not be applicable if the Product has been Approved for ADPKD in the United States on or before [***] and (ii) there shall never be an instance where payments are owed under both Section 6.1.1 and Section 6.1.2 with respect to the Net Sales of the Product.  For purposes of determining whether the aggregate Net Sales during any [***] consecutive Calendar Quarters exceeds $[***] and for purposes of determining Net Sales of the Calendar Year [***], Net Sales shall exclude any sales of the Product which result in wholesalers, distributors  or other

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

members of Reata’s distribution channel that purchase directly from Reata or its Subsidiaries holding in the aggregate more than a [***]supply of product based on average Net Sales during the preceding [***] Calendar Quarters, provided that any such excess Net Sales amount shall be applied to following Calendar Quarter.

6.1.3Following the receipt of the Approval, if, at the end of each Calendar Year commencing with 2025 and through the end of Calendar Year 2033, Cumulative Payments as of the end of such Calendar Year (which for purposes of this Section 6.1.3 shall include Product Payments that are due but not yet payable pursuant to Section 6.4 but only to the extent such Product Payments are paid within the timeframe specified in Section 6.4), would for any reason result in BXLS receiving less than the Cumulative Minimum Payment Target for such Calendar Year, then, subject to each Condition Precedent, which are to be applied and tested separately with respect to each potential Cumulative Minimum Payment Target each Calendar Year, Reata will pay BXLS an additional amount (which shall in no event be less than zero) equal to (a) the Cumulative Minimum Payment Target as of the end of such Calendar Year, minus (b) Cumulative Payments as of the end of such Calendar Year (such amounts to be calculated, for the avoidance of doubt, after giving effect to any payments made pursuant to Sections 6.1.1 or 6.1.2 and any payments due but not yet payable under Section 6.6 in respect of such Calendar Year).  For the avoidance of doubt, the requirements of this Section 6.1.3 shall not apply prior to the Approval.

6.2Product Payment True-Up.  Upon written request by BXLS made within [***] after the end of any Calendar Year after Initial Approval Reata will perform a “true-up” reconciliation within [***] after the end of such Calendar Year (and provide BXLS with a written report of such reconciliation) of the deductions outlined in the definition of Net Sales. The reconciliation will be based on the actual cash paid or credits issued in such Calendar Year relative to the accrued amounts (if any) of such deductions used to calculate Net Sales for such Calendar Year.  If such reconciliation report shows either an underpayment or overpayment of Product Payments the Party owing payment to the other Party will pay the amount of such difference to the other Party within [***] of the date of delivery of such report.

6.3Product Payment Assignment. BXLS will not have the right to sell or assign its rights under this Agreement or the Product Payments to a Third Party at any time prior to the earlier of (i) [***] months after the Approval and (ii) [***]. At any time after the earlier of (i) [***] months after the Approval and (ii) [***], BXLS will have the have the right to sell or assign the Product Payments to a Third Party, by providing Reata written notice of its intention to do so.  Reata will have the right to notify BXLS of the price it is willing to pay to purchase the Product Payment (the “Proposed Buyout Payment”) within [***] after receiving such notice from BXLS.  If BXLS accepts the Proposed Buyout Payment, Reata shall purchase the Product Payments from BXLS in exchange for the Proposed Buyout Payment.  If BXLS does not so accept such offer within [***] of receipt of such notice, BXLS will be free (but shall not be required) to sell or assign the Product Payments to a Third Party within [***] ([***]) days from the expiration of the foregoing [***] period at a price higher than the Proposed Buyout Payment.

6.4Payments; Prepayments. From and after the Initial Approval, Reata shall make the payments required pursuant to Sections 6.1.1 and 6.1.2 on a quarterly basis no later than [***] after the end of each Calendar Quarter and the payments required pursuant to Section 6.1.3 on an

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

annual basis no later than [***] after the end of the applicable Calendar Year; provided that in Reata’s sole election, it may make any such payments on a more frequent basis.  Reata shall not be entitled to make prepayments in respect of future Product Payments not yet due.

6.5Product Payment Reports and Records Retention.  Reata shall deliver to BXLS, together with the applicable Product Payment (as set forth in Section 6.4 above), a written report setting forth in reasonable detail, the calculation of the Product Payment payable and identifying (i) each Selling Party, (ii) the foreign currency exchange rates used, and (iii) a break-down of all permitted deductions from gross sales used to determine Net Sales and the Product Payment due to BXLS.  For [***] (unless Reata’s internal company procedures for its Affiliate require a shorter period) after each sale, transfer or other disposition of the Product, Reata will keep (and will obligate its Affiliates, and any Selling Party to keep) complete and accurate records in sufficient detail to confirm the accuracy and completeness of the Net Sales of the Products made by such Selling Party. Reata will retain such records for [***] after the earlier of expiration or early termination of this Agreement.

6.6Change of Control of Reata. In the event of a Change of Control of Reata prior to January 1, 2026, Reata will pay to BXLS a fully creditable amount equal to (i) [***] % of the BXLS Development Payment if the Change of Control occurs prior to [***] after the Effective Date, or (ii) [***]% of the BXLS Development Payment if the Change of Control occurs [***] after the Effective Date or later (either such payment a “CoC Advance Payment”), in each case within sixty (60) days of the date of Change in Control, which CoC Advance Payment, in either case, will be fully creditable toward any future Product Payments. Reata (including for the avoidance of doubt its successor in such Change of Control): (a) shall be obligated to continue to exercise Commercially Reasonable Effort to develop the Product and seek Approval as set forth herein following the date of such Change in Control, and (b) shall remain obligated to pay any Product Payments that become due and payable pursuant to Article 6 at such time as such Product Payments become due and payable (if ever) pursuant to Article 6, provided that such Product Payments shall be reduced by the amount previously paid to BXLS and credited toward such Product Payments as set forth in this Section 6.6.  For clarity, there shall be no amounts payable under this Section 6.6 in the event of a Change of Control of Reata following January 1, 2026.

6.7Late Payments. All payments due and payable to a Party under this Agreement will earn interest from the date due until paid at a per annum rate equal to the lesser of (a) the maximum rate permissible under Applicable Law and (b) [***]% per annum. Interest will be calculated on the basis of a 360-day year. The payment of such interest will not limit the Parties from exercising any other rights at their disposal as a consequence of any late payments.

6.8Financial Audits.  Following Commercial Launch for the Product, upon at least fourteen (14) Business Days written notice and during normal business hours, no more frequently than once per calendar year, BXLS may cause an inspection and/or audit by an independent public accounting firm reasonably acceptable to Reata to be made of Reata’s books of account for the three (3) calendar years prior to the audit for the purpose of determining the correctness of Product Payments made under this Agreement.  Upon BXLS’s reasonable request not more than once in any calendar year while any Third Party License remains in effect, Reata shall exercise any rights it may have under any Third Party License to cause an inspection and/or audit by an independent

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

public accounting firm to be made of the books of account of any counterparty thereto for the purpose of determining the correctness of Product Payments made under this Agreement and promptly provide BXLS with the results of such inspection and/or audit.  and Reata shall include in any such Third Party License provisions allowing Reata (or an independent public accounting firm) reasonable and customary rights to inspect and audit the relevant books of account of such counterparty consistent in scope with the rights granted to BXLS hereunder with respect to Reata’s books and records.  All of the expenses of any inspection or audit requested by BXLS hereunder (including the fees and expenses of such independent public accounting firm designated for such purpose) shall be borne by (i) the BXLS, if the independent public accounting firm determines that Product Payments previously paid were incorrect by an amount less than or equal to [***]% of the Product Payments actually paid or (ii) Reata, if the independent public accounting firm determines that Product Payments previously paid were incorrect by an amount greater than [***]% of the Product Payments actually paid.  The terms on which any such independent public accounting firm is engaged shall provide that such independent public accounting firm may not disclose the confidential information of Reata or any such counterparty to any Third Party License to BXLS, except to the extent such disclosure is either necessary to determine the correctness of Product Payments or such confidential information otherwise would be included in a Product Payment report provided pursuant to Section 6.5.  All information obtained by BXLS as a result of any such inspection or audit shall be Confidential Information of Reata and the independent public accounting firm shall be considered a Representative of BXLS for purposes of Article 10.  Absent manifest error, the financial results of the audit of the independent public accounting firm will be final and non-appealable.  Any payment owed by one Party to another as a result of the audit shall be made within [***] of receipt of the audit report.  Without limiting the foregoing, Reata shall, on the request of BXLS, provide BXLS with a copy of the Net Sales provision under any Third Party License and supporting financial data provided to Reata that is being used to determine the Product Payments payable to BXLS, and if BXLS so desires it may challenge whether such provision is commercially reasonable in accordance with the dispute resolution process set forth in Section 15.10.

6.9Methods of Payment and Currency.

6.9.1Unless otherwise expressly agreed in writing by the Parties, all payments owed to BXLS or Reata hereunder shall be made by deposit of US Dollars to such United States bank account as BXLS or Reata, as applicable, may from time to time designate by written notice to the other Party. The Parties may vary the method of payment set forth herein at any time by written agreement, and any change shall be consistent with Applicable Law at the place of payment or remittance.

6.9.2With respect to Net Sales not denominated in US Dollars, Net Sales in foreign currency will be converted into US Dollars by using the then-current and reasonable standard exchange rate methodology applied to Reata’s external reporting.

6.10Taxes.  Each Party represents and warrants that it is a “United States person” within the meaning of Section 7701(a)(30) of the IRS (a “U.S. Person”). Based on the foregoing representation, the Parties hereby acknowledge and agree that no withholding or similar taxes are required to be deducted or withheld from any payment made under this Agreement, unless (a) such

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

withholding or similar tax becomes payable due to the assignment of this Agreement or any payment obligation hereunder (to the extent permitted) by either Party to an Affiliate or Third Party, the re-domiciling of either Party outside the US or any other circumstance that results in such Party no longer being a U.S. Person, (b) there is a change in Applicable Laws at any time during the Term such that withholding or other additional taxes may be imposed or levied on account of the payment of any amounts under this Agreement or (c) a Party receiving payments under this Agreement (the “Recipient Party”) fails to provide the other Party (the “Withholding Party”) or its agent with an executed IRS Form W-9 certifying that the Recipient Party is a U.S. Person and is exempt from U.S. federal backup withholding tax. If a Withholding Party is required to withhold any taxes on any amounts payable to the Recipient Party hereunder, the Withholding Party shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under Applicable Laws with respect to the making of such payment; provided, that if the requirement to deduct or withhold is due to the Withholding Party (or its Affiliate) having taken any of the actions described in clause (a) of this Section 6.10, then the amount payable to the Recipient Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 6.10), the Recipient Party shall have received an amount equal to the sum it would have received had no such deduction or withholding been made.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. The Parties agree to cooperate in good faith and use their respective reasonable efforts to reduce or eliminate, to the extent permitted under Applicable Laws, any withholding or similar taxes on account of or in respect of any payments hereunder (including through the provisions of tax forms as described in Section 6.11).

6.11Tax Cooperation.  The Parties will cooperate and produce on a timely basis any tax forms or reports, including any IRS Forms W-8BEN, W-8BEN-E or W-9, as applicable, reasonably requested by the other Party in connection with any payment made under this Agreement. Each Party will provide to the other Party any other tax forms that may be reasonably necessary in order for such Party not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party will provide, upon request, to the other Party any tax forms at least thirty (30) days prior to the due date for any such payments; provided that such request for such forms was made in a timely manner. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or VAT. Each Party will provide commercially reasonable cooperation to the other Party, at the other Party’s expense, in connection with any official or unofficial tax audit or contest relating to tax payments made with respect to amounts paid or payable to such other Party under this Agreement.

Article 7

SECURITY INTEREST

7.1BXLS Collateral Account.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

7.1.1On or prior to the Initial Approval, Reata shall designate one of its Deposit Accounts (which, at Reata’s option, may be a newly opened or existing Deposit Account) as the BXLS Collateral Account and take reasonable action to provide BXLS with an exclusive senior secured first-priority Lien on such account in accordance with Section 7.2 of this Agreement, including by entering into a deposit account control agreement granting BXLS “control” over such account within the meaning provided by the UCC. From and after the occurrence of the Initial Approval, Reata shall cause to be deposited into the BXLS Collateral Account on a monthly basis no later than [***] after the end of each month an amount equal to the applicable Royalty Percentage of collections received by Reata in respect of Net Sales during the prior month; provided that in Reata’s sole discretion, deposits may be made on a more frequent basis.

7.1.2In addition, commencing with the later of (i) the Calendar Quarter ending [***], and (ii) the receipt of Approval, and continuing with each Calendar Quarter thereafter until the IRR Target has been met, no later than the date Program Payments are due in respect of such Calendar Quarter pursuant to Section 6.4, Reata shall cause to be deposited into the BXLS Collateral Account for each such Calendar Quarter an additional amount equal to the product of the quarterly percentage applicable to such Calendar Quarter as set forth in the table below and the excess of (x) the Cumulative Minimum Payment Target for such Calendar Year, over (y) the sum of Cumulative Payments and amounts on deposit in the BXLS Collateral Account at such time:

Calendar Quarter	Quarterly Percentage
First Quarter	[***]%
Second Quarter	[***]%
Third Quarter	[***]%
Fourth Quarter	[***]%

7.1.3Reata shall not be permitted to disburse funds from the BXLS Collateral Account without the prior written consent of BXLS, except Reata may from time to time and without notice to or consent from BXLS (A) make Product Payments to BXLS from the BXLS Collateral Account, (B) disburse funds misdirected into the BXLS Collateral Account and (C) if the amount of funds on deposit in the BXLS Collateral Account at any time exceeds the greater of the Cumulative Minimum Payment Target or the Product Payment projected to be payable by Reata as reasonably determined by mutual agreement by Reata and BXLS, in each case for the then-ongoing Calendar Year, disburse any funds exceeding such amount.

7.1.4The provisions of this Section 7.1 shall cease to apply upon the termination of the BXLS Security Period.

7.1.5Notwithstanding the requirements of this Section 7.1, to the extent any prepayments or other payments made under the terms of this Agreement are credited toward the Product Payments, such amounts shall also be credited toward deposits made into the BXLS

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Collateral Account and no deposits into the BXLS Collateral Account shall be required in respect of Section 7.1 or otherwise until such credit is exhausted.

7.2Grant of Security Interest. As security for the payment and performance of the Reata Obligations, Reata hereby grants to BXLS a security interest in all of Reata’s right, title and interest in, to and under (i) effective solely during the BXLS Security Period, the BXLS Collateral Account Assets, (ii) effective solely during the BXLS Security Period, the Bardoxolone IP Collateral, and (iii) effective solely during the BXLS Security Period and prior to Approval, all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts (including health care receivables), books and records, cash, chattel paper (whether tangible or electronic), commercial tort claims, contract rights, Deposit Accounts, documents, equipment (including all fixtures), franchise agreements, general intangibles (including all Intellectual Property, and including all license rights to such Intellectual Property and all rights to receive proceeds from and all proceeds of such Intellectual Property), instruments (including any promissory notes), inventory, investment property, leases, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), license agreements, money, other goods, securities, all books and records relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds, supporting obligations and insurance proceeds of any or all of the foregoing (collectively, together with the BXLS Collateral Account Assets and the Bardoxolone IP Collateral, the “BXLS Collateral”); provided that the BXLS Collateral shall not include any Excluded Assets.  For the avoidance of doubt, the security interests granted pursuant to this Section 7.2 shall not be effective and shall not attach prior to the Closing.

7.3Authorization to File Financing Statements.  Without limitation of any of BXLS’s rights under Section 7.1, including with respect to its rights to perfect its security interest in the BXLS Collateral Account Assets, Reata hereby authorizes BXLS to, during the BXLS Security Period, without notice to Reata, file with all appropriate jurisdictions such financing statements, amendments to financing statements, continuation financing statements, termination statements, security agreements relating to the BXLS Collateral constituting Intellectual Property, fixture filings (if applicable), notices and other documents and instruments as may be necessary in BXLS’s reasonable judgment to perfect, continue perfected, maintain the priority of and/or provide notice of BXLS’s security interest in the BXLS Collateral during the BXLS Security Period. Such financing statements may indicate the BXLS Collateral as “all assets of Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in BXLS’s discretion.  Reata shall execute and deliver such filings and documents to BXLS during the BXLS Security Period, in each case as BXLS may reasonably request and in form reasonably satisfactory to BXLS, as may be necessary in BXLS’s reasonable judgment to perfect, continue perfected, maintain the priority of and/or provide notice of BXLS’s security interest in the BXLS Collateral during the BXLS Security Period.

7.4Subordination to Senior Debt.

In connection with the entry by Reata into any Permitted Priority Debt from and after the Initial Approval or any Senior Refinancing Debt, the Parties shall enter into an intercreditor

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

agreement with any new lender(s) on terms and conditions reasonably acceptable to BLXS and Reata, providing for the subordination of the Reata Obligations to such Permitted Priority Debt or Senior Refinancing Debt; provided, however, that such intercreditor agreement shall provide that any Liens securing such Permitted Priority Debt or Senior Refinancing Debt, as applicable, shall (a) for the avoidance of doubt not include the BXLS Collateral Account Assets, and (b) be junior in priority to BXLS’s Liens on the Bardoxolone IP Proceeds Collateral; provided further, that for the purposes of establishing the aggregate amount of any Reata Obligations in any intercreditor agreement pursuant to Section 7.4, the aggregate amount of Reata Obligations at any time shall not exceed amount equal to [***]% of the BXLS Development Payment, less Cumulative Payments as of such time.

7.5Negative Covenants.

7.5.1Incurrence of Certain Indebtedness.  During the BXLS Security Period, Reata shall not, without BXLS’s prior written consent, create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5.2Encumbrances.  During the BXLS Security Period, Reata shall not, without BXLS’s prior written consent:

7.5.2.1prior to the expiration of the provisions set forth in Section 7.1,  permit any BXLS Collateral Account Assets not to be subject to the first priority security interest granted pursuant to this Article 7; and

7.5.2.2permit any BXLS Collateral on which a Lien has been granted pursuant to Section 7.2 and not released pursuant to Section 7.7 (other than due to any act or omission by BXLS in maintaining the perfection of such Lien) not to be subject to the first priority security interest granted pursuant to this Article 7, subject to Permitted Liens and the terms of any subordination agreement contemplated to be executed by Section 7.4; and

7.5.2.3create, incur, allow, or suffer any Lien on any of Reata’s rights or any Subsidiary’s rights in any Bardoxolone IP Collateral, other than Permitted Liens and subject to the terms of any subordination agreement contemplated to be executed by Section 7.4, as applicable.

7.5.3Licensing Transactions.  During the BXLS Security Period, Reata shall not, without BXLS’s prior written consent (such consent not to be unreasonably withheld or delayed), enter into a Licensing Transaction unless such Licensing Transaction is a Permitted Licensing Transaction, in which case such prohibition shall not apply and no such consent of BXLS shall be required. For the avoidance of doubt, nothing in this Agreement shall prohibit Reata from entering into commercialization, development, collaboration or other partnering or licensing arrangements outside of the Territory with respect to products and intellectual property of Reata.

7.5.4Royalty Sales. During the BXLS Security Period, Reata shall not sell, transfer or assign, directly or indirectly, in whole or in part, any rights to receive payments of

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

royalties or license fees with respect to the Product or any of its rights in Bardoxolone IP (including any Accounts with respect to such royalties or license fees) other than to a wholly-owned direct or indirect Subsidiary, unless such transferee or assignee shall have executed a subordination agreement in favor of BXLS in the form contemplated by and containing terms described in Section 7.4; provided that the foregoing shall not restrict the creation of any Permitted Lien, the incurrence of Permitted Debt, the entry into any Permitted Licensing Transaction, or the sale of any royalties or other proceeds of any license with Kyowa Kirin or any replacement thereof in Kyowa Kirin’s Territory or under any other Third Party License.

7.6Affirmative Covenants.  Reata shall do all of the following:

7.6.1Execution of Additional Security Agreements and Other Further Assurances.

7.6.1.1Without limitation of any of BXLS’s rights under Section 7.1 including with respect to its rights to perfect its security interest in the BXLS Collateral Account Assets, during the BXLS Security Period, Reata shall, upon request of BXLS from time to time thereafter, execute such security agreements, stock pledge agreements, deposit account control agreements, and take such further action, as reasonably required to perfect or continue BXLS’s security interest in the BXLS Collateral, as applicable, or to otherwise effect the purposes of this Article 7, including by taking the following actions:

(a)

Reata shall execute and deliver to BXLS, promptly upon commencement of the BXLS Security Period, such security agreements and pledge agreements as BXLS may reasonably request, in each case in form and substance reasonably acceptable to BXLS and Reata, and shall take such other action as may be necessary or as BXLS may reasonably request to effect and perfect BXLS’s security interest in the BXLS Collateral granted pursuant to Section 7.2. Such agreements shall include customary Patent and Trademark security agreements (each an “IP Security Agreement”), which BXLS may record with the US Patent and Trademark Office. In addition, Reata shall (i) within [***] of the last day of the Calendar Quarter during which the BXLS Security Period commences and each Calendar Quarter ending thereafter during such period, notify BXLS in writing of the creation or acquisition of any Intellectual Property owned by Reata that is registered or becomes registered or the subject of an application for registration with the US Patent and Trademark Office, in each case during such Calendar Quarter then ended, and (ii) deliver to BXLS any further IP Security Agreement (or amendment to an existing IP Security Agreement) for recordation with the US Patent and Trademark Office, and shall take such other action as may be necessary or as BXLS may reasonably request to perfect BXLS’s security interest in such Intellectual Property.

(b)

No later than [***] after commencement of the BXLS Security Period, Reata shall use commercially reasonable efforts to deliver to BXLS fully executed deposit account control agreements or securities account control agreements, as applicable, in favor of BXLS in form and substance reasonably satisfactory to BXLS with respect to all Deposit Accounts and Securities Accounts (collectively with any Deposit Account other than the BXLS Collateral Account, each a “Collateral Account”) maintained within the United States by Reata.  Reata represents and warrants to BXLS that, as of the Effective Date, it maintains no Collateral Accounts other than the

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Collateral Accounts described on Schedule 7.6.1.1(b) hereto.  In addition to and without limiting the foregoing, during the BXLS Security Period, Reata shall provide BXLS with [***] prior written notice before establishing any additional Collateral Account at or with any bank or financial institution within the United States.  For each such additional Collateral Account that Reata at any time maintains during the BXLS Security Period, Reata shall use commercially reasonable efforts to cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a deposit account control agreement, securities account control agreement or other appropriate instrument with respect to such account to perfect BXLS’s Lien in such account in accordance with the terms hereunder within [***] after the opening of each such account, which agreement may not be terminated without the prior written consent of BXLS during the BXLS Security Period.  The provisions of this Section 7.6.1.1(b) shall not apply to Excluded Accounts and for the avoidance of doubt shall terminate upon Approval.

(c)

If, prior to the expiration of the BXLS Security Period, Reata sells, contributes or otherwise transfers its right, title and interest in, to and under, any Bardoxolone IP to any Subsidiary, during the BXLS Security Period, Reata shall, upon request of BXLS from time to time thereafter, execute such security agreements, charges and pledges and take such further action, as reasonably required to perfect or continue BXLS’s security interest in such Bardoxolone IP, including actions required under the applicable jurisdiction of such Subsidiary; provided that the foregoing shall not apply to any non-exclusive license of Bardoxolone IP.  Notwithstanding anything to the contrary herein, (i) no filings in any jurisdiction outside the United States, France, Germany, and the United Kingdom shall be required with regards to any Bardoxolone IP registered in jurisdictions outside the United States and (ii) no actions in any jurisdiction outside the United States shall be required where the cost of obtaining or perfecting a security interest in such assets exceeds the practical benefit to BXLS afforded thereby as reasonably determined by BXLS (in consultation with Reata).

7.6.2Government Compliance.

7.6.2.1Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Reata’s consolidated business or operations taken as a whole, provided that any Subsidiary may liquidate or dissolve so long as such liquidation or dissolution would not reasonably be expected to have a material adverse effect on Reata’s consolidated business or operations taken as a whole, and provided that in connection with such liquidation or dissolution all assets and property of any such Subsidiary shall be transferred to Reata or another Subsidiary. Reata shall comply, and have each subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject noncompliance with which would reasonably be expected to have a material adverse effect on Reata’s consolidated business or operations taken as a whole.

7.6.2.2Obtain all of the Governmental Approvals, if any, necessary for the grant of a security interest to BXLS in the BXLS Collateral Account and BXLS Collateral, in each case at (but not before) such time as such grant of a security interest is required by this Agreement.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

7.6.3Regulatory Compliance. Reata shall not become an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Reata shall not become engaged as one of its important activities in extending credit for Margin Stock. Neither Reata nor any of its Subsidiaries’ properties or assets shall be used by Reata or any Subsidiary in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Reata and each of its Subsidiaries shall obtain all consents, approvals and authorizations of, make all declarations or filings with, and give all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, unless such failure would not reasonably be expected to cause a Material Adverse Event.

7.6.4Protection and Enforcement of Intellectual Property Rights.  Reata shall use Commercially Reasonable Efforts in the exercise of its business judgment to prosecute, protect, defend and maintain the validity and enforceability of Reata’s Intellectual Property related to the Product and, if appropriate to enforce such Intellectual Property against any Third Party Infringement.

7.7Release of Security Interests.

7.7.1To the extent any Lien has been granted pursuant to Section 7.2 on any BXLS Collateral, effective immediately upon:

7.7.1.1Approval, BXLS’s Lien on all BXLS Collateral (other than the Bardoxolone IP Collateral and the BXLS Collateral Account Assets) shall be automatically and without further action released and terminated;

7.7.1.2the end of the BXLS Security Period, BXLS’s Lien on all BXLS Collateral shall be automatically and without further action released and terminated;

7.7.1.3the termination of the provisions set forth in Section 7.1, BXLS’s Lien on the BXLS Collateral Account Assets shall be automatically and without further action released and terminated; and

7.7.1.4any sale or other transfer (other than any lease or license) by Reata of any BXLS Collateral (other than the transfer of Bardoxolone IP or any BXLS Collateral Account Assets and other than in connection with the sale of all or substantially all the assets of Reata), the security interests in such item of Collateral shall be automatically and without further action released and terminated;

and, in each such case, BXLS shall take such reasonable actions as Reata requests to evidence such release and termination.

7.7.2In addition, upon the request of any holder (or prospective holder) of obligations secured by a Permitted Lien (other than any Lien on Bardoxolone IP) specified in Section 1.1.113.3, Section 1.1.113.11 (subject to Section 7.4), Section 1.1.113.13 and Section 1.1.113.26 or, in the case of a license or sub-license, the applicable licensee or sub-licensee (or

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

prospective licensee or sub-licensee), BLXS shall, at the reasonable request of Reata, (A) subordinate any Lien on any BXLS Collateral (other than any lien on Bardoxolone IP or any BXLS Collateral Account Assets) to the holder of any such Permitted Lien, and (B) enter into subordination, non-disturbance and similar agreements in connection with the licensing of intellectual property and other general intangibles permitted under this Agreement to the extent reasonably requested by a licensee or sub-licensee thereof.

Article 8

EQUITY INVESTMENT

8.1Equity Investment.  Upon the payment of $50,000,000 from BXLS to Reata, the (“BXLS Equity Investment”), Reata will issue to BXLS the number of shares (with any fractional share will be rounded up or down to the nearest whole number of shares) of Reata’s Class A common stock valued at $50,000,000 at a price per share equal to the volume weighted average price of the shares over the thirty (30) calendar days prior to the Effective Date.  The closing of such BXLS Equity Investment (the “Equity Closing”) will occur on the Closing Date and will be pursuant to the terms and conditions of the Stock Purchase Agreement.

Article 9

PRODUCT TRIAL RECORDS

9.1Except as otherwise provided herein, Reata will maintain materially complete and accurate records related to the Product Trials until the later of (a) [***] following the completion of the Development Program or (b) the time period required by Applicable Law.

Article 10

CONFIDENTIAL INFORMATION

10.1Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party (each, a “Receiving Party”) agrees that, during the Term and for the [***] following the expiration or termination of this Agreement (except that the obligations will survive thereafter with respect to any Confidential Information that constitutes a trade secret under Applicable Law), it will keep confidential and will not publish or otherwise disclose and will not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by or on behalf of the other Party (each, a “Disclosing Party”) or its Affiliates in connection with this Agreement. The foregoing obligations will not apply to any portion of such information or materials that the Receiving Party can demonstrate:

10.1.1was publicly disclosed by the Disclosing Party before or after such Confidential Information becomes known to the Receiving Party;

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

10.1.2was already known to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality or non-use, prior to when it was received from or on behalf of the Disclosing Party;

10.1.3is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof without obligation to keep such Confidential Information confidential and without further restriction on use or dissemination;

10.1.4has been published by a Third Party or otherwise enters the public domain through no fault of the Receiving Party or any of its Affiliates in breach of this Agreement; or

10.1.5has been independently developed by the Receiving Party or any of its Affiliates, without the aid, application or use of any Confidential Information of the other Party.

10.2Authorized and Required Disclosures.

10.2.1Required Disclosures.  Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary for complying with Applicable Laws, including regulations promulgated by securities exchanges, provided that, to the extent not prohibited by Applicable Laws, the Party required to disclose such information promptly notifies the Disclosing Party prior to making any such disclosure and cooperates with the Disclosing Party’s efforts to seek confidential treatment or to otherwise limit disclosure.

10.2.2Authorized Disclosures.  Each Receiving Party may disclose the other Party’s Confidential Information:

10.2.2.1to its Representatives, in each case as reasonably required in connection with the performance of this Agreement, provided that (a) each Person receiving Confidential Information must be bound by obligations of confidentiality and non-use at least as stringent as an equivalent in scope to those set forth in this Article 10 prior to any such disclosure (or with respect to professional service providers, that are bound by customary and reasonable obligations of confidentiality and non-use (including under any ethical or professional standards)) prior to any such disclosure; and (b) the Party making such disclosure to such Person shall be liable to the other Party for any breach of such obligations by such disclosee (provided that a Party’s Representative(s) shall only be bound by the obligations set forth in this Article 10 to the extent that such Representative(s) actually receives such Confidential Information);

10.2.2.2prosecuting or defending litigation;

10.2.2.3for regulatory, Tax or customs purposes;

10.2.2.4for audit purposes, provided that each recipient of Confidential Information must be bound by customary and reasonable obligations of confidentiality and non-use prior to any such disclosure;

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

10.2.2.5to any bona fide potential or actual investor (including limited partners), collaboration partner, licensee, sublicensee, investment banker, acquirer, provider of debt or royalty financing, or other potential or actual financial partner without the consent of the other Party, provided, that such disclosure shall be made only to the extent customarily required to consummate or monitor such investment, financing transaction partnership, collaboration or acquisition and provided that each recipient of Confidential Information must be bound by customary obligations of confidentiality and non-use prior to any such disclosure in relation to the relevant transaction; and

10.2.2.6in connection with any permitted assignment of this Agreement.

In any event, each Party agrees to take all reasonable action to avoid unauthorized use or disclosure of Confidential Information of the other Party hereunder.  Notwithstanding anything in the foregoing to the contrary, Exhibit B constitutes Reata’s Confidential Information and not BXLS’s Confidential Information, and Reata may disclose Exhibit B to Third Parties as determined by Reata in its sole discretion.

10.3Return of Confidential Information.  Except as otherwise provided herein, upon expiration or earlier termination of this Agreement, all Confidential Information (including any copies thereof) in written or other tangible form will, at the Disclosing Party’s direction, be returned to the Disclosing Party or destroyed by the Receiving Party, and any Person(s) to whom the Receiving Party disclosed (with such destruction being confirmed in writing by an authorized officer of the Receiving Party), except (i) to the extent such Confidential Information is necessary to exercise any license and/or rights hereunder that survive such expiration or earlier termination; and (ii) one (1) copy of each document may be retained by the Receiving Party solely to the extent necessary to permit it to comply with any ongoing rights and responsibilities with respect to such Confidential Information.

10.4Confidential Status of the Agreement.  Subject to the provisions of this Section 10.4 and Section 10.5 below, the terms of this Agreement are deemed to be Confidential Information and will be subject to the confidentiality requirements of this Article 10, with each Party being deemed a Receiving Party for such purposes. The Parties each acknowledge that it will be necessary for Reata to file this Agreement with the SEC and to make other required public disclosures regarding the terms of this Agreement or the Development of the Product, and accordingly Reata shall provide BXLS and its legal counsel a reasonable opportunity to review and comment on such filing as well as on the first required public disclosure about the Agreements and to reasonably take into accounts such comments, provided that, for clarity, Reata is permitted to disclose any information that is legally required to be disclosed as advised by its legal counsel.

10.5Publicity.  The Parties recognize that following the Effective Date the Parties (either individually or jointly) shall issue mutually agreed press release(s) announcing the execution of this Agreement, and thereafter each Party may from time to time desire to issue additional press releases and make other public statements or disclosures regarding the subject matter of this Agreement, and hereby agree that such additional press releases, public statements and disclosures regarding the terms of this Agreement will be permitted only with the other Party’s written consent

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

(which shall not be unreasonably withheld, conditioned or delayed), except that no consent shall be required if a Party is legally obligated to disclose the information contained in such press release. Any publication, news release or other public announcement relating to the terms of this Agreement will first be reviewed and approved in writing by both Parties. For avoidance of doubt, this Section 10.5 shall not restrict Reata from releasing public statements or disclosures regarding Reata’s Development and Commercialization activities with respect to the Product.

10.6BXLS Name.  Unless otherwise expressly permitted herein, Reata will obtain the written consent of BXLS (which consent will not unreasonably be withheld, conditioned or delayed) prior to referring to BXLS or Blackstone in any correspondence with any Regulatory Authority or Governmental Authority, in any filings with the SEC, or in any press release except as may be required by Applicable Law.

10.7Equitable Relief.  Given the nature of the Confidential Information and the competitive harm that could result to a Party upon unauthorized disclosure, use, or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 10.  In addition to all other remedies, a Party will be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 10.

Article 11

INTELLECTUAL PROPERTY

11.1Ownership and Rights.

11.1.1Background IP.  Reata will retain all of its right, title and interest in, to and under all data, results, information, analyses, discoveries, inventions and know-how that are owned or Controlled by Reata as of the Effective Date or are acquired, made or invented by or on behalf of Reata independent of this Agreement (“Reata Background IP”) and no such right, title or interest therein, thereto or thereunder is granted to BXLS hereunder.  BXLS will retain all of its right, title and interest in, to and under all data, results, information, analyses, discoveries, inventions and know-how that are owned or Controlled by BXLS as of the Effective Date or are acquired, made or invented by or on behalf of BXLS independent of this Agreement (“BXLS Background IP”) and no such right, title or interest therein, thereto or thereunder is granted to Reata hereunder.

11.1.2Arising IP. The Parties do not contemplate or anticipate the development or generation of any intellectual property by the Parties in connection with their activities under this Agreement.  Without limiting the foregoing, and except as expressly set forth in this Section 11.1.2, (a) each Party shall solely own any idea, discovery, method, technique, know-how, or other intellectual property developed or generated solely by or on behalf of such Party in the course of such Party’s performance under this Agreement, and (b) the Parties shall jointly own any idea, discovery, method, technique, know-how, or other intellectual property developed or generated jointly by both Parties in the course of performing activities under this Agreement and each Party shall have full rights to license, assign and exploit such jointly owned

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

intellectual property anywhere in the world, without any requirement of gaining the consent of, or accounting to, the other Party. Notwithstanding the foregoing, Reata will solely own all right, title and interest in and to any idea, discovery, method, technique, know-how, or other intellectual property developed or generated in connection with either Party’s activities under this Agreement (irrespective of inventorship) that is related in any way to (i) the Product (including the use, manufacture or administration thereof and specifically including (A) all Research Results; (B) all discoveries and inventions discovered, developed or invented by, or on behalf of, Reata, and any of their Affiliates, in connection with the Product Trials), (ii) the Reata Background IP, or (iii) the Bardoxolone IP ((i)-(iii), collectively the “Reata Improvement IP” and together with the Reata Background IP, the “Reata Intellectual Property”).  For clarity, the Reata Improvement IP shall not include any BXLS Improvement IP.

11.1.3Covenant in Support of Assignment.  BXLS agrees to assign and hereby assigns to Reata all of BXLS’ right, title and interest in and to any Reata Improvement IP and any Intellectual Property therein or thereto.  All Reata Improvement IP generated by BXLS shall, to the extent permitted by law, be deemed “works made for hire.”  BXLS will take (and cause its Affiliates and their respective employees, agents, and contractors to take) such further actions reasonably requested by Reata to evidence such assignment, at Reata’s cost.

11.1.4No Other Rights.  Neither the delivery of any information nor of any materials to BXLS hereunder will be construed to grant BXLS any rights or license to use any Reata Intellectual Property. BXLS may not use, publish or otherwise disclose any Reata Intellectual Property (including any Reata Improvement IP) without Reata’s prior written consent.

11.2Patent Prosecution.  As between BXLS and Reata, Reata will prepare, file, prosecute and maintain all Patents within the Reata Intellectual Property, including all Patents that cover the Reata Intellectual Property, at its own expense (provided that Reata will use Commercially Reasonable Efforts to prosecute and maintain such Patents).

11.3Intellectual Property Infringement Notices.

11.3.1Infringement of Third Party Rights.  If either Party learns of (i) Third Party allegations that it or the other Party or any of its or the other Party’s Affiliates, or with respect to Reata any Permitted Third Parties, have infringed, misappropriated or otherwise violated, or are infringing, misappropriating or otherwise violating, any Intellectual Property of a Third Party in connection with either the Product Trials or performing its obligations or duties hereunder, or (ii) any Third Party Infringement, then, in either case such Party will promptly notify the other Party, provided that, as between the Parties, Reata will have sole control and responsibility of, and discretion with respect to, such allegation and any related actions and/or litigation, subject its express obligations set forth in Section 7.6.4.

11.4Personally Identifiable Information.

11.4.1Subject Personally Identifiable Information.  Reata expressly agrees that, in conducting the Product Trials and its other obligations hereunder, Reata will comply and will use Commercially Reasonable Efforts to require each applicable Permitted Third Party agree

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

to comply with Applicable Laws relating to privacy or data protection applicable to Reata or the Product Trials, as set forth in Section 2.1.2 and Section 2.3.  Without limiting the foregoing, Reata will maintain commercially reasonable technical and organizational security measures with respect to any use or transmission of any personal health information or other protected personally identifiable information.

Article 12

INDEMNIFICATION AND INSURANCE

12.1Indemnification by Each Party.

12.1.1By BXLS.  BXLS will indemnify and hold Reata; its Affiliates and its and their respective officers, directors, employees and agents (the “Reata Indemnified Parties”), harmless from any and all Losses arising or resulting from any Claims by a Third Party against any Reata Indemnified Parties to the extent arising from (a) BXLS’s gross negligence or willful misconduct in performing its obligations under this Agreement; and/or (b) BXLS’s material breach of this Agreement; provided that the foregoing shall not subject BXLS to liability for lost revenue, profits or other consequential damages of Reata or its Affiliates, and further provided that BXLS shall not have any responsibility for a Claim to the extent that any of the foregoing (a) through (b) were caused by any Reata Indemnified Party or Permitted Third Parties’ gross negligence, willful misconduct, or material breach of this Agreement.

12.1.2By Reata.  Reata will indemnify and hold BXLS, its Affiliates, BXLS’s investors and its and their respective members, officers, directors, employees and agents (the “BXLS Indemnified Parties”), harmless from any and all Losses arising or resulting from any Claims by a Third Party against any BXLS Indemnified Parties to the extent arising from (a) a Product; (b) injuries sustained by Subjects in connection with the Product Trials, including Claims arising prior to the Effective Date, based upon physical injury or death of a Subject in connection with the Product Trials (including a personal injury or death of a Subject that is caused by the Subject’s participation in the Product Trials whether or not directly attributable to the Product), or from the Commercialization of the Product; (c) Reata’s gross negligence or willful misconduct in performing its obligations under this Agreement including in the conduct of the Product Trials or preparation and submission of the information for Approval; or (d) Reata’s breach of this Agreement, provided that the foregoing shall not subject Reata to liability for lost revenue, profits, or other consequential damages of BXLS or its Affiliates; (e) any Permitted Third Party’s material breach of the Protocol, (f) actual or alleged infringement of any Third Party’s Intellectual Property by the Product or by Reata in performing activities hereunder; (g) any breach by Reata of Section 11.4; and further provided that Reata shall not have any responsibility for a Claim to the extent that any of the foregoing (a) through (g) were caused by any BXLS Indemnified Party’s gross negligence, willful misconduct, or material breach of this Agreement.

12.2Indemnification Procedure.

12.2.1Notice of Claim.  A Party believing that it is entitled to indemnification under Section 12.1.1 or 12.1.2 (an “Indemnified Party”) will give prompt written notice (each,

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

an “Indemnification Claim Notice”) to the other Party (the “Indemnifying Party”) of commencement of any Claim for which indemnification may be sought, or if earlier, upon the assertion of any such Claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Claim of a Third Party as provided in this Section 12.2.1 will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice). The Indemnified Party will furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses.

12.2.2Control of Defense.  At its option, the Indemnifying Party may assume the defense of any Claim by giving written notice to the Indemnified Party within [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Claim by the Indemnifying Party will not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify the Indemnified Party in respect of the Claim, nor will it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Claim any legal counsel selected by the Indemnifying Party and approved by the Indemnified Party, such approval not to be unreasonably withheld. Without limiting the Indemnified Party’s other obligations under Section 12.2, in the event the Indemnifying Party assumes the defense of a Claim, the Indemnified Party will promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Claim. Should the Indemnifying Party assume the defense of a Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of such Claim.

12.2.3Right to Participate in Defense.  Without limiting Section 12.2.2, the Indemnified Party will be entitled to (a) participate in, but not control, the defense of such Claim and to engage counsel of its choice for such purpose; provided, however, that such engagement will be at the Indemnified Party’s own expense unless the engagement thereof has been specifically authorized by the Indemnifying Party in writing, and (b) control its defense of such Claim and to engage counsel of its choice for such purpose, at the expense of the Indemnifying Party, if the Indemnifying Party has failed to assume the defense and engage counsel in accordance with Section 12.2.2.

12.2.4Settlement.  With respect to any Losses related solely to payment of money damages in connection with a Claim that (a) includes a complete and unconditional release of the Indemnified Party, (b) will not result in the Indemnified Party admitting liability, becoming subject to injunctive or other equitable relief that will otherwise adversely affect the business of the Indemnified Party in any manner, and (c) as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate. With respect to all other Losses in connection with Claims, where the Indemnifying Party has assumed the defense of the Claim in accordance with Section 12.2.2, the Indemnifying Party will have authority to consent to the entry of any judgment,

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed). The Indemnifying Party will not be liable for any settlement or other disposition of a Loss by the Indemnified Party that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, any Claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld or delayed.

12.2.5Cooperation.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Claim, the Indemnified Party will reasonably cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

12.3Insurance.

12.3.1Generally.  Commencing as of the Closing Date and thereafter during the Term, and subject to Section 12.3.2 below, Reata will carry and maintain, at its own expense, insurance coverage of the kind and with liability limits that, at a minimum, satisfy the requirements of Section 12.3.2, to protect itself and BXLS against any claims or liabilities that may arise from the conduct of the Product Trials and all other rights and obligations hereunder with insurers with a minimum “A-” A.M. Best rating (except for Lloyds of London, which is not rated). Any deductibles for such insurance policies will be assumed by Reata. Such insurance policies will be primary and non-contributing with respect to any other similar insurance policies available to BXLS or its Affiliates. Prior to the Closing Date, and annually, at each anniversary of the Closing Date (unless, during such year, expiration of the applicable policy occurs first, in which case, on such expiration date), at BXLS’s written request Reata will provide BXLS with documentation of such insurance coverage via original certificates of insurance, if applicable. Reata will provide BXLS a minimum of [***] prior written notice to BXLS if it is unable to obtain appropriate insurance coverage or if its coverage is canceled, unable to be renewed or materially changed. For clarity, failure to maintain adequate insurance coverage does not relieve or reduce Reata’s liability under this Agreement. Reata will ensure that no subcontractor, including any Permitted Third Party, will continue to perform the work unless such subcontractor is insured as deemed appropriate by the Party engaging the Permitted Third Party.

12.3.2Minimum Requirements.  Commencing as of the start of the Product Trials and thereafter, during the Term (or longer if otherwise stated below), at a minimum, Reata, will maintain the following types of insurance coverage at a minimum level that is the greater of (a) the highest minimum level required by Applicable Law in the countries in which the Product

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Trials and other obligations hereunder are being performed or (b) the following (to the extent different):

12.3.2.1Commercial General Liability:  [***] dollars ($[***]) per occurrence; [***] dollars ($[***]) Product and Completed Operations aggregate, including Premises & Operations, Personal Injury, Product and Completed Operations; [***] ($[***]) combined single limit on all owned, non-owned and hired vehicles of Reata.

12.3.2.2Umbrella Excess Liability:  [***] dollars ($[***]) per occurrence.

12.3.2.3Clinical Trial Liability:  [***] dollars ($[***]) per occurrence. Coverage must be maintained for at least [***] after the later of termination of this Agreement or release of the last Subject from the Product Trials.

12.3.3Additional Insured.  Reata will include BXLS and its Affiliates as additional insured parties on Reata’s Clinical Trials Liability insurance, as set forth in Section 12.3.2.3, for the duration of the Product Trials and for five (5) years after the later of termination of this Agreement or release of the last Subject from the Product Trials.

12.3.4Product Liability Insurance. Reata will be responsible for maintaining product liability insurance related to the Commercialization of the Product at its expense.

Article 13

REPRESENTATIONS AND WARRANTIES

13.1Representations, Warranties and Covenants of Both Parties.

13.1.1Each Party hereby represents and warrants that it has the requisite corporate power and authority to enter into this Agreement and that this Agreement constitutes a legal and valid obligation binding upon such Party, enforceable in accordance with its terms.

13.1.2Each Party hereby represents and warrants that it is not a party to any agreement that would prevent it from fulfilling its obligations under this Agreement or that otherwise conflicts with the provisions of this Agreement.

13.1.3Each Party hereby represents and warrants that it has not and will not and will require that Permitted Third Parties of such Party will not directly or indirectly offer or pay, or authorize such offer or payment, of any money or anything of value to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper business advantage. During the Term, each Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Party, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

13.2Additional Reata Representations, Warranties and Covenants.

13.2.1No Contravention. The execution, delivery and performance by Reata of this Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of Reata’s organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any lien or encumbrance under, or require any payment to be made under (i) any contractual obligation to which Reata is a party or affecting Reata, or the properties of Reata or any Subsidiary, or (ii) any order, injunction, writ or decree of any governmental authority or any arbitral award to which Reata or its property is subject; or (c) violate any Applicable Law, except in the case of this Section 13.2.1 with respect to any conflict, breach, violation, or payment, to the extent that such conflict, breach, violation, or payment would not reasonably be expected to have a material adverse effect on Reata’s ability to satisfy its obligations under this Agreement.

13.2.2Anti-Corruption. Each Party agrees, on behalf of itself and its Representatives, that in connection with the exercise of its rights or its performance hereunder:

13.2.2.1Such party, its Affiliates and its and their respective Representatives will comply with the Anti-Corruption Laws and will not take any action that will, or would reasonably be expected to, cause the other Party or its Affiliates to be in violation of any Anti-Corruption Laws; and

13.2.2.2Such Party will promptly provide the other Party with written notice of the following events: (a) upon becoming aware of any breach or violation by such Party, its Affiliates or any of its or their respective Representatives of any representation, warranty or undertaking set forth in Section 13.2.2, or (b) upon receiving a formal notification that it is the target of a formal investigation by a Governmental Authority for a Material Anti-Corruption Law Violation or upon receipt of information from any of its Representatives connected with this Agreement that any of them is the target of a formal investigation by a governmental authority for a Material Anti-Corruption Law Violation.

13.2.3Licensure, Registration and Accreditation.

13.2.3.1Reata hereby represents and warrants that, as of the Effective Date, it is licensed, registered, or otherwise qualified under all Applicable Laws in all material respects to do business in each jurisdiction where such licenses, registrations or other qualifications are required and where failure to so qualify would cause a Material Adverse Event. Reata further represents and warrants that, to its knowledge as of the Effective Date, there has not been any breach or default by Reata under the Third Party Licenses, and that it shall not knowingly take any action that would permit the termination by any counter party to a Third Party License for the material breach thereof. Reata further covenants that it shall, and it shall obligate any Permitted Third Parties to, have at the required times, such certifications, permits, and authorizations as are required to conduct the Product Trials and perform any and all of their obligations in connection with the Product Trials.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

13.2.3.2Reata hereby represents and warrants that, prior to the Effective Date, (a) it and its Affiliates have conducted all preclinical and clinical activities related to the Development of the Product in material compliance with Applicable Laws, and (b) to Reata’s knowledge, all Third Parties utilized by Reata to perform any portion of the preclinical and clinical activities have conducted such portion of such preclinical activities in material compliance with Applicable Laws.

13.2.3.3Reata certifies that, as of the Effective Date, neither it, nor its Affiliates, nor to its knowledge any Permitted Third Parties engaged by it to perform activities in relation to the Product are debarred under subsections 306(a) or (b) of the US Federal Food, Drug, and Cosmetic Act (US Generic Drug Enforcement Act of 1992; 21 USC 335a (a) or (b)), and that it has not knowingly used, and will not knowingly use in any capacity the services of any Person or Permitted Third Party debarred under this law to conduct the Product Trials. Reata further certifies that, as of the Effective Date, neither it, nor any of its Affiliates are excluded from any US health care program, including to Medicare and Medicaid. Reata will notify the AC immediately if either of these certifications needs to be amended in light of new information.

13.2.4No Other Agreements.  There are no other agreements to which Reata is a party that are related to, or pursuant to which Reata has obtained or granted rights regarding, the Product and that would conflict with or restrict the rights granted to BXLS hereunder.

13.2.5Clinical Trial Permits; Certifications; Authorizations. Reata further covenants that, as of the Effective Date, (a) it has, and that it has obligated any Permitted Third Parties to have, at the required times, such INDs or other filings with all Regulatory Authorities as are required to conduct the Product Trials, and (b) all INDs and other required filings for the conduct of the Product Trials in existence as of the Effective Date are valid and in full force and effect and, to its knowledge, no default has occurred with respect to any material obligations thereunder.  As of the Effective Date, Reata has not received any notice that the FDA, other Regulatory Authority, institutional review board or independent ethics committee, has initiated, or threatened to initiate, any action to suspend or terminate any IND for any Product Trial or otherwise require the indefinite termination or suspension of any planned Clinical Trial for the Product.

13.2.6Disclosure of Regulatory Notices and Communications.  Reata hereby represents and warrants that, as of the Effective Date, all material regulatory communications and, if any, notices of inspection, inspection reports, warning letters and deficiency letters related to the Product made available by Reata in the Data Room, and to Reata’s knowledge, all such materials were true and complete copies of such documents. To the knowledge of Reata, such documents comprise all material written regulatory communications related to Product Trials design or the chemistry, manufacturing or controls of the Product from the FDA or the EMA in the possession of Reata as of the Effective Date.

13.2.7CRO Inquiry.  Reata hereby represents and warrants that, up to and as at the Effective Date Reata has not received any written notice of the occurrence of any Serious Safety Issue in the Product Trials.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

13.2.8Reata Data Provided as of the Effective Date.  Reata hereby represents and warrants that, up to and as of the Effective Date, (i) the CMC Information set forth in the Data Room is accurate in all material respects, (ii) the descriptions of, Protocols for, and data and other results of, the Clinical Trials of the Product for the Core Indications conducted by or on behalf of Reata set forth in the Data Room are accurate and complete in all material respects and there are no material omissions from such documents, data and other results that render such documents, data or other results materially misleading and (iii) the summaries of primary data regarding the Product set forth in the Data Room are accurate and complete in all material respects, and there are no omissions from such summaries as so presented that render such summaries materially misleading.

13.2.9Compliance.  Reata represents and warrants that, prior to the Effective Date, (a) it has conducted all preclinical and clinical activities related to the development of the Product in material compliance with Applicable Laws, including GLP and GCP, and (b) to Reata’s knowledge, all Third Parties utilized by Reata to perform any portion of the preclinical and clinical activities have conducted such portion of such preclinical activities in material compliance with Applicable Laws.

13.2.10Intellectual Property.  Reata hereby represents and warrants as of the date hereof as follows:

13.2.10.1Reata is the sole and exclusive owner or licensee of the Bardoxolone IP, free and clear of all Liens other than Permitted Liens.

13.2.10.2Reata has not received any written notice, contesting the registrability, scope, ownership, use, enforceability or validity of any of the Bardoxolone IP, excluding any notice received from Governmental Authorities in the normal course of Patent prosecution.

13.2.10.3To Reata’s knowledge, the Bardoxolone IP is not being infringed, misappropriated or otherwise violated by any Person in connection with the development or commercialization of any product that is, or is reasonably likely to be competitive with a Product.

13.2.10.4To Reata’s knowledge the Development and Commercialization of the Product will not violate or infringe the Intellectual Property of any Third Party. Reata has not received any written notice of any claim by any Person or asserting that the development, manufacture, importation, sale, offer for sale or use of the Product infringes, misappropriates or otherwise violates or will infringe, misappropriate or otherwise violate such Person’s Patents or other intellectual property rights.

13.3Outstanding Indebtedness.  Reata hereby represents and warrants that, as at the Effective Date, Reata and its Subsidiaries have no indebtedness for borrowed money other than indebtedness under the Senior Loan Agreement.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

13.4Disclosure. Reata has delivered or made available to BXLS true and complete copies of each agreement, data, contract or other document or information that has been requested by BXLS. All written information furnished by or on behalf of Seller or any of its Affiliates to Purchaser in connection with this Agreement or any transaction contemplated hereby are true and correct in all material respects on the date as of which such information is dated and does not contain any untrue statements of a material fact or omit any material fact necessary in order to make such information not misleading in light of the circumstances under which they were made. No representation or warranty of Reata contained in this Agreement contains any untrue statements of a material fact or omits any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made, including any information regarding any impact on the Development, Commercialization or supply chain of the Product resulting from the coronavirus identified as COVID-19.

13.5DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.

13.5.1Each Party hereby agrees and understands that because the studies and Clinical Trials for the Product and the Product itself are experimental in nature, the outcome of the activities under this Agreement is inherently uncertain and unpredictable. Each Party hereby agrees and understands that the other Party makes no representation, guarantee or warranty, express or implied, regarding the outcome of any Clinical Trial for the Product, the ability to obtain Approval or the patentability, legal protectability or usefulness of any Reata Intellectual Property.

13.5.2EXCEPT AS OTHERWISE SET FORTH IN THIS ARTICLE 13, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EITHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY REGARDING THE USE, RESULTS, SUCCESS OR APPROVAL, MARKET FOR OR EFFICACY OF THE PRODUCT.

Article 14

TERM AND TERMINATION

14.1Term.  The term of this Agreement (the “Term”) will commence on the Effective Date and will expire upon the earliest of (i) termination of this Agreement in accordance with Section 14.2 and (ii) the expiration of Reata’s obligations to make Product Payments hereunder.

14.2Termination.

14.2.1Termination for Breach.

14.2.1.1BXLS may terminate this Agreement in the event of a Fundamental Breach by Reata; provided that BXLS shall provide written notice to Reata of the alleged Fundamental Breach by Reata, specifying in reasonable detail the particulars of the alleged

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Fundamental Breach by Reata, and such alleged Fundamental Breach by Reata has not been cured within [***] after the date of the relevant notice.

14.2.1.2Either Party may terminate this Agreement in the event of a material breach of this Agreement by the other Party other than a Fundamental Breach by Reata; provided that the breaching Party has received written notice from the non-breaching Party of such breach, specifying in reasonable detail the particulars of the alleged breach and such breach has not been cured within [***] after the date of the relevant notice. The non-breaching Party will have the right to pursue remedies it may have at law or equity, including the right to seek damages from the breaching Party.

14.2.2Termination for Failure to Receive Approval.

14.2.2.1Prior to receipt of the Initial Approval, this Agreement will, upon written notice from either Party to the other Party, terminate with no further action from either Party in the event of Program Failure. For the avoidance of doubt, if Approval is received from either the FDA or the EMA, then this Agreement shall not be terminated pursuant to this Section 14.2.2.1.

14.2.2.2This Agreement will, upon written notice from either Party to the other Party, terminate with no further action from either Party upon the mutual agreement of Reata and BXLS that the Research Results do not support seeking Approval and that an application for Approval shall not be submitted to either the FDA or the EMA on such basis.  For avoidance of doubt, if an application for Approval is submitted to one, but not both, of FDA or the EMA, then this Agreement shall not be terminated pursuant to this Section 14.2.2.2.

14.2.3Termination for Bankruptcy.  BXLS may terminate this Agreement upon written notice to Reata (i) if Reata makes an assignment for the benefit of creditors, or commences a case or proceeding under any bankruptcy, reorganization, insolvency, or similar laws, or (ii) has a trustee or receiver or similar officer of any court appointed for Reata, or for substantial part of the property of Reata, or bankruptcy, reorganization, insolvency, or liquidation proceedings are instituted by or against Reata, in each case of (i) or (ii), without such proceedings being dismissed, for a period of at least [***].

14.2.4Termination for Safety Concerns.  This Agreement shall automatically terminate if (a) the independent data safety monitoring committee for the Product Trials recommends termination of any of the Product Trials for reasons pertaining to the health or safety of the Subjects or for futility, or (b) a Program Failure as set forth in clause (a), (d) or (e) of the definition of Program Failure occurs.

14.2.5Termination for Failure to Close. This Agreement may be terminated by Reata if the Closing or the Equity Closing shall not have occurred (other than by reason of the conditions set forth in Section 4.2.2 of this Agreement or 6.01 (b) of the Stock Purchase Agreement not having been satisfied or waived), in each case within ten (10) Business Days of the Effective Date.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

14.2.6Termination by Mutual Agreement.  Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing Date by mutual agreement of the Parties.

14.3Effects of Termination.

14.3.1Termination for Breach.

14.3.1.1In the event that BXLS terminates this Agreement pursuant to Section 14.2.1.1 above prior to Approval, then Reata will pay BXLS, within [***] of the date of termination, a fully creditable amount equal to [***]% of the BXLS Development Payment, less Product Payments previously paid pursuant hereto.  Additionally, if Reata elects to continue development and obtains Approval following such termination, Reata will remain obligated to pay any Product Payments that become due and payable pursuant to pursuant to Article 6 at such time as such payments become due and payable (if ever), provided that any amounts paid by Reata to BXLS pursuant to this Section 14.3.1.1 shall be fully credited toward the future Product Payments.

14.3.1.2In the event that either Party terminates this Agreement pursuant to Section 14.2.1.2 above, then, if Reata elects to continue development and obtains Approval following such termination, Reata shall (subject to the immediately following sentence) remain obligated to pay to BXLS any Product Payments that become due and payable pursuant to pursuant to Section 6.1.1 and Section 6.1.2 (but not, for the avoidance of doubt, Section 6.1.3) at such time that such payments become due and payable (if ever) pursuant to such Sections.

14.3.2Termination for Failure to Achieve Approval.  In the event that this Agreement is terminated pursuant to Section 14.2.2 above, then, if Reata elects to continue development and obtains Approval following such termination, Reata shall remain obligated to make any Product Payments that become due and payable pursuant to Section 6.1.1 and Section 6.1.2 (but not, for the avoidance of doubt, Section 6.1.3) at such time that such payments become due and payable (if ever) pursuant to such Sections.

14.3.3Termination for Bankruptcy.  In the event BXLS terminates this Agreement pursuant to Section 14.2.3 above, then Reata will pay BXLS within [***] after the date of termination an amount equal to [***]% of BXLS Development Payment, less Product Payments previously paid pursuant hereto. Additionally, Reata will remain obligated to pay any Product Payments that become due and payable pursuant to Section 6.1.1 and Section 6.1.2 (but not, for the avoidance of doubt, Section 6.1.3) at such time that such payments become due and payable (if ever) pursuant to such Sections, provided that any amounts paid by Reata to BXLS pursuant to this Section 14.3.3 shall be fully credited toward the future Product Payments.

14.3.4Termination for Safety Concerns.  In the event that this Agreement terminates pursuant to Section 14.2.4 above prior to receipt of the Approval and such termination (i) arises as a result of gross negligence on the part of Reata, or (ii) is due to the applicable independent data monitoring committee recommending termination of the Product Trials or Reata and BXLS mutually agreeing to terminate the Product Trials, in either case due to a Serious Safety Issue that was previously known by Reata as being material as of the Effective Date and such

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Serious Safety Issue was not included in the Data Room or otherwise disclosed in writing to BXLS by Reata prior to the Effective Date, then (A) Reata will pay BXLS a fully creditable amount equal to [***]% of BXLS Development Payment, less Cumulative Payments as of such time, within [***] of the date of termination, and (B) if Reata elects to continue Development and obtains Approval following such termination, Reata will remain obligated to pay any Product Payments that become due and payable pursuant to Article 6 at such time as such Product Payments become due and payable (if ever) pursuant to Article 6, provided any amounts paid by Reata to BXLS pursuant to this Section 14.3.4 shall be fully credited toward the future Product Payments.

14.3.5Accrued Rights and Obligations. Expiration or termination of this Agreement for any reason will not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.  Notwithstanding anything to the contrary in this Agreement (including without limitation any provisions in Article 7 or the definition of “BXLS Security Period”), any security interests in favor of BXLS on any BXLS Collateral that have not yet then terminated shall survive any termination with respect to any unpaid obligations under Section 6.1, Section 6.2, Section 6.6, Section 6.7 or this Section 14.3, in each case, that have accrued and are then payable.

14.3.6Not Exclusive Remedy. Notwithstanding anything herein to the contrary, termination of this Agreement by a Party will be without prejudice to other remedies such Party may have at law or equity.

14.3.7Surviving Obligations.  Expiration or earlier termination of this Agreement will not relieve either Party of any obligation accruing prior to or upon such expiration or earlier termination, including that neither Party will be relieved of any payment obligation that may have accrued prior to such expiration or earlier termination. Further, other than in the case of a termination pursuant to Section 14.2.5, the following provisions of this Agreement, together with any other provisions that expressly specify that they survive, will survive expiration or earlier termination of this Agreement: Sections 6.1.1, 6.1.2, 6.1.3 (solely to                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 the extent specified in Section 14.3.1 or Section 14.3.4), 6.2, 6.3 (but only the first two sentences thereof) 6.4, 6.5, 6.7, 6.8, 6.9, 6.10 and 6.11 (in each case solely to the extent the obligation to make Product Payments survives pursuant to this Article 14), Sections 7.2, 7.3, and 7.6 (in each case solely to the extent a security interest in favor of BXLS on any BXLS Collateral survives pursuant to Section 14.3.5), Section 7.7, Sections 12.1 and 12.2, Article 1, Article 10, Article 11, Article 14 and Article 15.

14.3.8Termination for Failure to Close or by Mutual Agreement. In the event that this Agreement is terminated pursuant to Section 14.2.5 or 14.2.6 above, then, Reata shall not be obligated to make any payments to BXLS pursuant to Section 6 or otherwise, all security interest shall be terminated and released; provided that the following provisions of this Agreement, will survive expiration or earlier termination of this Agreement pursuant to Section 14.2.5, Section 7.7, Article 1, Article 10, Article 11, Article 14 and Article 15 (other than Section 15.6).

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Article 15

MISCELLANEOUS

15.1Relationship with Affiliates.  Each Party will be responsible for any breach by its Affiliates of such Party’s obligations in connection with this Agreement, and each such Party will remain responsible for any responsibilities that it has delegated to an Affiliate or Permitted Third Party as though such Party had performed (or failed to perform) such responsibilities itself.

15.2Prior Agreements.  The Parties agree on behalf of themselves and their respective Affiliates that any prior Confidentiality Agreement, by and between Reata and BXLS (the “Prior CDA”) is hereby terminated and superseded by this Agreement and that all Information disclosed under or pursuant to the Prior CDAs will constitute Confidential Information disclosed pursuant to this Agreement and will be subject to the terms of Article 10, with the confidentiality and non-use provisions of Article 10 applying retroactively to such Confidential Information from the date of disclosure.

15.3Notices.  Any notice or other communication required or permitted to be given by either Party under this Agreement will be in writing and will be effective when delivered if delivered by fax, e-mail, hand, reputable courier service, or five (5) days after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to the other Party at the following addresses or such other address as may be designated by notice pursuant to this Section:

15.3.1If to Reata:

Reata Pharmaceuticals, Inc.
5320 Legacy Drive
Plano, TX 75024
Attention: Chief Operating Officer
email:  manmeet.soni@reatapharma.com

with copies to:

Reata Pharmaceuticals, Inc.
5320 Legacy Drive
Plano, TX 75024
Attention:  Chief Legal Officer
email:  mike.wortley@reatapharma.com

Cooley LLP
101 California Street, 5th Floor
San Francisco, MA 94111-5800
Attention: Mischi a Marca
email: gmamarca@cooley.com

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

15.3.2If to BXLS:

BXLS V – River  L.P.
c/o Blackstone Life Sciences
101 Main Street
Suite 1210
Cambridge, MA 02142
Attention: [***]
email: [***]

with copies to:

Blackstone Life Sciences – Legal Department
101 Main Street
Suite 1210
Cambridge, MA 02142
Attention: [***]
email: [***]

Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304-1018
Attention:  Michael O’Donnell
email: MichaelODonnell@MoFo.com

15.4Force Majeure.  Neither Party will be liable for any breach or delay in performance of any obligation under this Agreement to the extent caused by a Force Majeure Event. The Party invoking this Section 15.4 must provide prompt written notice and full particulars of such event to the other Party and will use diligent and commercially reasonable efforts to mitigate the effects of any such force majeure event on such Party’s compliance with and performance under this Agreement.

15.5Use of Names.  Neither Party will use the other Party’s nor any of its Affiliates’ (including the limited partners of BXLS or Blackstone) names or trademarks (including, with respect to Blackstone, any reference to “Blackstone” or “The Blackstone Group”) in any promotional materials, advertising, marketing, endorsement, promotional or sales literature, publicity, public announcement or disclosure in any document employed to obtain funds or financing without the prior written consent of the other Party except as otherwise expressly permitted in this Agreement. Notwithstanding the foregoing, BXLS and Blackstone may use the name, logos, and other insignia of Reata in any “tombstone” or other advertisements, in its publications, marketing or promotional materials to existing and prospective investors and otherwise on the website or in other marketing materials of BXLS and/or Blackstone, as applicable, without Reata’s prior approval.

15.6Assignment.  Without the prior written consent of the other Party hereto, neither Party will sell, transfer, assign, pledge or otherwise dispose of, whether voluntarily, involuntarily,

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either Party may assign, sublicense or transfer this Agreement and all of its rights and obligations hereunder, in their entirety, to any of its Affiliates or to a successor in connection with the sale or other transfer of all or substantially all of its assets to which this Agreement relates or in the event of its merger, consolidation, Change of Control (other than as set forth in clause (b) of its definition) or other similar transaction. Notwithstanding the foregoing, any assignment of the rights or obligations under this Agreement by Reata (i) to an Affiliate shall require Reata to guarantee the performance of such Affiliate’s financial and performance obligations hereunder or (ii) in connection with a sale of assets, merger, consolidation, or Change of Control (other than other than as set forth in clause (b) of its definition) of Reata without the consent of BXLS, such consent not to be unreasonably withheld, delayed or conditioned, shall require (x) the ultimate Affiliate controlling the other party in such transaction to guarantee Reata’s financial and performance obligations under this Agreement and (y) Reata to remain liable for such financial and performance obligations notwithstanding such sale of assets, merger, consolidation, or Change in Control. Furthermore, notwithstanding any of the foregoing, on or after the Closing Date BXLS may (a) assign its right to receive Product Payments to (i) the limited partners of BXLS, provided that such limited partners agree that a majority in interest shall be entitled to take all actions and make any consents on behalf of BXLS hereunder and provided that such limited partners notify Reata of a single account to which Reata can make all payments that may become due hereunder and assume sole responsibility for distributing all such payments, or to a liquidating trust or similar entity that is established to receive and distribute Product Payments for the benefit of the limited partners of BXLS, that is required to carry out such responsibilities as a single entity, and provided that such limited partners or liquidating trust takes such rights to receive and distribute Product Payments subject to all of Reata’s rights and defenses hereunder (and in any case under this clause (i) Reata shall have the unconditional right to follow any instruction it receives or rely on any actions, consents and communications received from or taken by such limited partners or liquidating trust or similar entity without any duty to verify or otherwise determine the validity thereof) or (ii) an other Third Party to which BXLS assigns this Agreement in its entirety as set forth above, or assigns its right to receive Product Payments, in each case as provided in, and subject to, Section 6.3 provided that, following any assignment by BXLS to a Third Party pursuant to the foregoing clause (ii) the AC shall terminate, such assignee shall not have any further rights under Article 5 and such assignee shall not have any further rights to approve or consent (and Reata shall not have any further obligation to seek BXLS’s approval or consent) as to any matter relating to Reata’s Development and Commercialization of the Product and, provided that such assignment complied with the terms of Section 6.3, Section 6.5 shall not apply to such Third Party, and (b) assign its right to receive up to [***] of the Product Payments to an Affiliate provided that BXLS shall retain the sole right to take all actions and make any consents on behalf of BXLS hereunder and that all Product Payments made to such Affiliate shall be deemed to be made to BXLS for all purposes of this Agreement. This Agreement is binding upon and will inure to the benefit of each of the Parties, its successors and permitted assigns.

15.7Further Assurances.  The Parties will execute such further reasonable documents and perform such further reasonable acts as may be necessary to comply with or more fully effectuate the terms of this Agreement.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

15.8Fees and Expenses.  Reata will be responsible for paying the reasonable legal and administrative expenses of BXLS on the Closing Date and reimbursing BXLS for the same, including reasonable fees and expenses incurred by BXLS in connection with the preparation and negotiation of transaction documents for the diligence investigation, and legal counsel to BXLS. In addition, Reata shall pay all expenses associated with, and have all rights to, the commercial/revenue assessment conducted by an outside consultancy (e.g., [***]) engaged by BXLS prior to the date hereof. Notwithstanding the foregoing, Reata’s obligation to reimburse and pay any reasonable legal fees, administrative expenses and other amounts pursuant to this Section 15.8 shall not exceed an aggregate amount of $[***].

15.9Governing Law.  The construction and validity of this Agreement and the provisions hereof, and the rights and obligations of the Parties hereunder, will be governed by the internal laws of the State of New York, and, to the extent applicable to Patents and Trademarks, the applicable federal laws of the USA, in each instance without regard to conflict of laws principles.

15.10Dispute Resolution. The Parties recognize that disputes as to certain matters arising out of and relating to this Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes in an expedient manner by mutual cooperation and without resort to litigation. Accordingly, the Parties agree that any dispute, controversy or claim arising under, out of, relating to or in connection with this Agreement, including any subsequent amendments, or the formation, applicability, validity, enforceability, construction, performance, breach or termination hereof (and including the scope and applicability of this Section 15.10 to any such dispute, controversy or claim) (each a “Dispute”) shall be resolved by the Parties as follows:

15.10.1Prior to commencing an arbitration, a Party shall first refer such Dispute to the Executive Officers for attempted resolution by good faith negotiations during a period of [***] running from the date the notice of Dispute is received. Any final decision mutually agreed to by the Executive Officers in writing shall be conclusive and binding on the Parties. With respect to any Dispute that is not resolved after the [***] period expires, then such Dispute shall be submitted to the American Arbitration Association (“AAA”) for final and binding arbitration pursuant as set forth in Section 15.10.2 in accordance with its Commercial Arbitration Rules then in force. Notwithstanding the foregoing, disputes relating to the ownership of any intellectual property by the Parties in connection with their activities under this Agreement, if any, including disputes relating to the validity or enforceability thereof, shall be resolved by a US federal court of appropriate jurisdiction and not through arbitration.  Any question about whether a dispute is arbitrable shall be decided by the arbitrators. Notwithstanding anything in this Agreement to the contrary, either Party shall be entitled to seek preliminary injunctive relief in any court of competent jurisdiction immediately if necessary to prevent irreparable harm to that Party.

15.10.2Arbitration Process.

15.10.2.1Either Party shall have the right to initiate arbitration at any time after the expiration of [***] after receipt of the notice of Dispute as set forth in Section 15.10.1 by filing a written demand for arbitration. Any disputes concerning whether a dispute is arbitrable,

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

or whether any conditions precedent to commencing arbitration have been fulfilled or the thirty-day period has expired, shall be finally settled by the arbitral panel. Notwithstanding the foregoing, any dispute between the Parties as to whether entering into a Licensing Transaction would have a Material Impact shall be resolved as set forth in Section 15.10.

15.10.2.2The seat, or legal place of arbitration, shall be New York City, New York, and the language of the proceedings shall be English. The arbitration shall be before three (3) arbitrators.  Within [***] after the commencement of the arbitration, each Party shall select one arbitrator and the two (2) Party-selected arbitrators shall select the third, who shall serve as the panel’s chair or president, within [***] after the second arbitrator’s appointment. Any arbitrator(s) not timely selected shall by selected by the American Arbitration Association. All three (3) arbitrators shall be professionals with substantial experience in development and Commercialization of biopharmaceutical products. An arbitrator shall be deemed to meet these qualifications unless a Party objects within [***] after the arbitrator is selected.  The Parties acknowledge that this Agreement evidence a transaction involving interstate commerce.  Notwithstanding the provision in Section 15.9 with respect to the applicable substantive law, any arbitration conducted under this Agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

15.10.2.3Consistent with the expedited nature of arbitration, each Party will, upon the written request of the other Party, [***] of the preliminary hearing or such other date as established at the preliminary hearing, provide the other with copies of documents on which the producing Party intends to rely in support of or in opposition to any claim or defense. At the request of a Party, the arbitrators shall have the discretion to order examination by deposition if the arbitrators deem such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of [***] per Party. Each deposition shall be limited to seven hours on the record. The arbitrators shall also have the discretion to allow requests for production of documents, upon a showing of good cause.  No other discovery shall be allowed. Any Dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive. All discovery shall be completed within [***] following the appointment of the arbitrators. All costs and/or fees relating to the retrieval, review and production of electronic discovery shall be paid by the Party requesting such discovery.

15.10.2.4The arbitrators will have no authority to award punitive or other damages not measured by the prevailing Party’s actual damages. Each Party expressly waives and foregoes any right to consequential, punitive, special, exemplary or similar damages or lost profits. The arbitrators shall have no power or authority, under the AAA Commercial Arbitration Rules and procedures or otherwise, to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement. The arbitrators shall award to the prevailing party of all of its reasonable arbitration costs and fees.  Costs and fees mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, out-of-pocket expenses, witness fees and attorneys’ fees.

15.10.2.5The arbitrators shall render a reasoned award.  If an arbitral award does not impose an injunction on the losing Party or contain a money damages award in excess of [***] dollars USD ($[***]), then the arbitral award shall be final and binding and the

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Parties undertake to carry out any award without delay.  Judgment on that award may be entered in any court of competent jurisdiction. In the event that the arbitration does result in an arbitral award that imposes an injunction or a monetary award in excess of [***] dollars USD ($[***]), the Parties agree that such award may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”) and shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired.  Appeals must be initiated within [***] of receipt of the award by filing a Notice of Appeal with any AAA office.  Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court of competent jurisdiction.

15.10.2.6Except as may be required by law, to protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority, neither a Party nor an arbitrator may disclose the existence, contents, or any rulings or awards of any arbitration hereunder without the prior written consent of both Parties except to the extent necessary for the preparation or presentation of a claim or defense in the arbitration, where such information is already in the public domain other than as a result of a breach of this clause, or by order of the arbitrators upon application of a Party.

15.11Limitation of Liability.  TO THE MAXIMUM EXTENT PERMITTED BY LAW AND NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCTS LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE. THE PARTIES AGREE THAT THE LIMITATIONS SPECIFIED IN THIS SECTION WILL APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, “CONSEQUENTIAL DAMAGES” WILL BE DEEMED TO INCLUDE, AND NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY OF SUCH OTHER PARTY’S AFFILIATES, REPRESENTATIVES OR STOCKHOLDERS FOR ANY DAMAGES BASED ON OR MEASURED BY LOSS OF PROJECTED OR SPECULATIVE FUTURE SALES OF THE PRODUCT, ANY PAYMENT DUE UPON ANY UNACHIEVED EVENT UNDER ARTICLE 6, OR ANY OTHER UNEARNED, SPECULATIVE OR OTHERWISE CONTINGENT PAYMENTS PROVIDED FOR IN THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, THIS SECTION 15.11 IS NOT MEANT TO LIMIT REATA’S OBLIGATION TO PAY BXLS THE AMOUNTS SET FORTH IN ARTICLE 6 OR SECTION 14.3.

15.12Cumulative Remedies.  Unless expressly set forth in this Agreement, all rights and remedies of the Parties, including all rights to payment, rights of termination, rights to injunctive relief, and other rights provided under this Agreement, will be cumulative and in addition to all other remedies provided for in this Agreement, in law, and in equity.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

15.13Relationship of the Parties.

15.13.1Relationship of the Parties.  Nothing contained herein will be deemed to create a partnership, joint venture, or similar relationship between the Parties, including for any applicable Tax purposes.  Neither Party is the agent, employee, joint venturer, partner, franchisee, or representative of the other Party. Each Party specifically acknowledges that it does not have the authority to, and will not, incur any obligations or responsibilities on behalf of the other Party.  Notwithstanding anything to the contrary in this Agreement, each Party (and its officers, directors, agents, employees, and members) will not hold themselves out as employees, agents, representatives, or franchisees of the other Party or enter into any agreements on such Party’s behalf.

15.13.2Direction.  Neither Party will be subject to the supervisory direction of the other Party in regard to the conduct of the Product Trials.

15.14No Third Party Beneficiaries.  This Agreement and the provisions herein are for the benefit of the Parties only, and are not intended to confer any rights or benefits to any Third Party.

15.15Rights Reserved.  No license or any other right is granted to either Party, by implication or otherwise, except as specifically set forth in this Agreement. All rights not exclusively granted to BXLS are reserved to Reata and its Affiliates. Notwithstanding any other provision of this Agreement to the contrary, and for clarity, no Intellectual Property or other proprietary rights Controlled by Reata or its Affiliates will be assigned or licensed to BXLS in connection with this Agreement.

15.16Amendments; No Waiver.  Unless otherwise specified herein, no amendment, supplement, or modification of this Agreement will be binding on either Party unless it is in writing and signed by both Parties. No delay or failure on the part of a Party in the exercise of any right under this Agreement or available at law or equity will be construed as a waiver of such right, nor will any single or partial exercise thereof preclude any other exercise thereof. All waivers must be in writing and signed by the Party against whom the waiver is to be effective. Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the Party granting such waiver in any other respect or at any other time.

15.17Severability.  If any provision (or portion thereof) of this Agreement is determined by a court or arbitration to be unenforceable as drafted by virtue of the scope, duration, extent, or character of any obligation contained herein, it is the Parties’ intention that such provision (or portion thereof) will be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under such Applicable Law. The Parties will enter into whatever amendment to this Agreement as may be necessary to effectuate such purposes.

15.18Entire Agreement.  This Agreement, including all Exhibits hereto, contains the entire understanding of the Parties and supersedes, revokes, terminates, and cancels any and all other arrangements, understandings, agreements, term sheets, or representations and warranties, whether oral or written, between the Parties relating to the subject matter of this Agreement.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

15.19Counterparts.  This Agreement will be executed in two (2) counterparts, one (1) for either Party, which, taken together, will constitute one and the same agreement. This Agreement will not be binding on the Parties or otherwise effective unless and until executed by both Parties.

15.20Construction.  This Agreement has been negotiated by the Parties and their respective counsel. This Agreement will not be construed in favor of or against either Party by reason of the authorship of any provisions hereof.

[Signature Page Follows]

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the Effective Date.

REATA PHARMACEUTICALS, INC.

By: /s/ Manmeet S. Soni

Name: Manmeet S. Soni

Title: Chief Financial Officer, Chief Financial Officer and Executive Vice President

Signature Page to the Development Funding Agreement

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the Effective Date.

BXLS V – River L.P.

By: Blackstone Life Sciences Advisors L.L.C. on behalf of BXLS V – River L.P.

By: /s/ Robert Liptak

Name: Robert Liptak

Title: Authorized Person

Signature Page to the Development Funding Agreement

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

EXHIBIT AND SCHEDULE LIST

Exhibit A:Product Description

Exhibit B:Clinical Study Plan

Exhibit C: Commercialization Plans

Exhibit D:Executive Officers

Exhibit E:“Top [***]” Pharmaceutical Companies

Exhibit F:Form of Stock Purchase Agreement

Exhibit G:Safety Exclusion Criteria

Schedule 7.6.1.1(b):Collateral Accounts

Signature Page to the Development Funding Agreement

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Exhibit A

Product Description

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Exhibit B

Clinical Study Plan

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Exhibit C

Commercialization Plans

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Exhibit D

Executive Officers

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Exhibit E

“Top [***]” Pharmaceutical Companies

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Exhibit F

Form of Stock Purchase Agreement

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Exhibit G

Safety Exclusion Criteria

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule 7.6.1.1(b)

Collateral Accounts

Omitted pursuant to Item 601(a)(5) of Regulation S-K.